                                                                   EXHIBIT 10.31


                       INTERNET ACCESS SERVICES AGREEMENT


     THIS INTERNET ACCESS SERVICES AGREEMENT is effective as of August 1, 1995 (the "Effective Date"), by and between Intuit Inc., a Delaware corporation ("Intuit"), and Concentric Network Corporation, a Florida corporation formerly known as Concentric Research Corporation ("CNC"), with reference to the following facts:

                                    RECITALS
                                    --------

     A. Intuit creates, markets and distributes certain financial, tax and other software products and services.

     B. CNC is an on-line telecommunications services and Internet access provider that offers various services through the CNC Network, as defined below, including non-Internet telecommunications, access to the Internet, electronic mail, USENET news, Telnet and various Internet Protocols, as defined below.

     C. Intuit desires to offer Internet Services on the terms and conditions set forth in this Agreement to persons who license the Products defined below ("Customers") by (i) incorporating the Internet Features into the Products and
(ii) obtaining the CNC Services from CNC to permit access to the Internet, and CNC is willing to perform the Development Project and provide the CNC Services to support Intuit's provision of the Internet Services to the Customers and other communications requirements.

     D. The parties hereto agree and acknowledge that this Agreement memorializes actions that occurred, or obligations undertaken, on or after the Effective Date, and reflects their agreement with respect to future performance as set forth herein.

     NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

     1.   Definitions.  In addition to any other capitalized terms defined in
          -----------
this Agreement, the following terms shall have the meanings provided below:

          1.1 "Access" shall mean the provision of telecommunications transport and/or an interconnection to the Internet Services via the CNC Network using a POP Access or a Non-POP Access, as the case may be.

          1.2 "Agreement" shall mean this Internet Access Services Agreement, including its exhibits and attachments, all by this reference incorporated into and made a part hereof.

          1.3 "Browser" shall mean the client access software including the dialer, registration wizard, image viewer, TCP/IP stack and other software permitting the establishment of a point-to-point protocol (PPP) connection with the Internet through the CNC Network.

          1.4 "Commitment Agreements" shall mean that certain Stand-By Financing Agreement and that certain Warrant Issuance Agreement by and between the parties hereto, and certain CNC shareholders, dated as of the Execution Date and their related agreements.

          1.5 "CNC Code" shall mean the POP, login server, registration server, encryption, data security and other software, including object code and source code, described or referred to in this Agreement, and developed by CNC to support the Internet Services provided by Intuit, including any related documentation.

          1.6 "CNC Network" shall mean the computing, information services, hardware, software (including the CNC Code), telecommunications, access and provisioning provided by CNC as further described in this Agreement and in that certain CNC Private Placement Memorandum dated November 3, 1995, as such network may be modified, improved and expanded during the Term of this Agreement.

          1.7 "CNC Services" shall mean any and all of the services rendered and support that CNC is required to provide under the terms of this Agreement including, but not limited to, those relating to the provision of Internet Services, Non-Internet Traffic Services, customer support, billing and collection, and ongoing System development.

          1.8 "Customer Charge(s)" shall mean the charges set by Intuit from time to time and payable by the Customers for the Internet Services as further described in Section 4.3.

          1.9 "Customer Information" shall mean all the information and records collected, processed or compiled by CNC, including (without limitation) lists of Customer names, addresses, and telephone numbers; registration, credit and financial information; information respecting Customer needs, usage and demands; product; entry point; and such other marketing information as may be useful to or desired by Intuit to promote or improve the Internet Services or its Products.

          1.10 "Development Project" shall mean the activities of CNC and Intuit to develop and test the CNC Network's ability to support the Internet Services as further described in Section 3 and Exhibit "B".
                                      -----------

          1.11 "Full Internet Service(s)" shall mean a service that provides a Customer with access to the Intuit Areas via the CNC Network and unrestricted access via the CNC Network to all generally accessible locations and services on the Internet.

          1.12 "Information Statements" shall mean monthly statements prepared and made available by CNC to the Customers and Intuit for on-line viewing on the CNC Network pursuant to Section 4.3 and Exhibit "D" attached hereto.
                                        -----------

          1.13 "Internet" shall mean the network of computers, information systems and communications systems using the TCP/IP protocols and commonly referred to as the Internet.

          1.14 "Internet Connection Services" shall mean providing general access to the Intuit Areas to persons who are connected to the Internet via any mechanism other than through the Access provided by CNC.

          1.15 "Internet Features" shall mean the Browser, CNC Services, topology, schematics, hardware and software, and other systems and features offered by or through Intuit in conjunction with the Products that enable a Customer to gain access to and use the Internet Services through the Products.

          1.16 "Internet Protocols" shall mean file transfer protocol (FTP), Internet Relay Chat (IRC), World Wide Web access and other current and future protocols.

          1.17 "Internet Services" shall mean the Full Internet Services, the Restricted Internet Services and the Internet Connection Services.

          1.18 "Intuit Areas" shall mean locations on various host computers, including those which may be operated by CNC, which provide various information and services to various Customers accessing such host computers by using Internet Protocols including, without limitation, World Wide Web sites operated by Intuit. Intuit will determine, in its sole discretion, which information and services to provide to which Customers in the Intuit Areas.

          1.19 "Intuit Systems" shall mean Intuit's host computers which are not providing the Internet Areas.

          1.20 "Network Plan" shall mean the CNC Network deployment plan described in Exhibit "A".
             -----------

          1.21 "Network Specifications" shall mean the description, performance standards, topology and specifications for the CNC Network as described in this Agreement.

          1.22 "Non-Internet Traffic Services" shall mean telecommunications access other than continuous session-based services using Internet Protocols such as the World Wide Web, e.g., the burst disconnect asynchronous
                            ----
communications of banking data is non-Internet traffic.

          1.23 "Non-POP Access" shall mean that a Customer in a given geographic location may gain access to the CNC Network through a long distance or 800# phone number, and not through a local POP.

          1.24 "Performance Standards" shall mean the established target and minimum performance measurements for the CNC Network and the CNC Services as described in this Agreement.

          1.25 "POP" or "Point of Presence" shall mean the hardware (such as modems, terminal servers and routers), software, networks and telecommunications connections operated by CNC at a local facility or site through which a Customer may gain access to the Internet through a dial-up TCP/IP link with the CNC Network.

          1.26 "POP Access" shall mean that a Customer in a given geographic location can gain access to the Internet through a link with the CNC Network through a local phone number. CNC may provide POP Access either through a physical POP or through any mechanism by which a local-access telephone connection is re-routed to the CNC Network at no charge to the Customer.

          1.27 "Port" shall mean a modem connection on a terminal server at a POP.

          1.28 "Products" shall mean Intuit's Quicken personal financial software product, Quickbooks small business accounting software product, ProSeries professional tax preparation software product, and TurboTax personal tax preparation software product, and such other Intuit software products as shall be added to the coverage of this Agreement at the sole discretion of Intuit by an addendum hereto executed and delivered between CNC and Intuit.

          1.29 "Restricted Internet Service(s)" shall mean a service that provides a Customer with access via the CNC Network to various Intuit Areas and to certain other Internet locations and services as Intuit shall specifically authorize for such Customer from time to time.

          1.30 "Service Charge(s)" shall mean the charges for CNC Services to be paid by Intuit to CNC as provided in Section 4.3 hereof.

          1.31 "Term" shall mean from and after the Effective Date until the expiration or termination of the Service Term.

          1.32 "URL" or "Uniform Resource Location" shall mean the address of a resource on the Internet, e.g., "http://www.cris.com".
                          ----

          1.33 Certain other terms used herein are defined in the following provisions:

                Term                  Section
                ----                  -------

          Effective Date              Preamble

          Customer(s)                 Recital "C"

          Integrated Browser                  2.4

          Alternate Services                  2.4

          System                              3.1

          Release Date                        4.1

          Service Term                        4.1

          Contract Year                       4.1

          Customer Support Center           4.2.4

          Confidential Information          5.1.1

          License Agreement                   5.4

          Transition Period                   6.4

          Execution Date                    Signature Page

          Minimum Performance Standard(s)   Exhibit "A"

          Target Performance Standard(s)    Exhibit "A"

          Monthly Reconciliation            Exhibit "D"

     2.   Concept of Operations and General Agreement.
          -------------------------------------------

          2.1  Concept of Operations.  Intuit desires to make available the
               ---------------------
Internet Services to its Customers by the distribution of certain Internet Features with any or all of the Products as Intuit may determine in its sole discretion, and to obtain Non-Internet Traffic Services from CNC from time to time. As a part of the CNC Services, CNC shall provide the following: Customer logon and registration in a format provided or approved by Intuit, service upgrades, account management, credit approvals, Customer billing; reporting network and infrastructure management, operation and maintenance; Access; provision of Internet Services and Non-Internet Traffic Services; and customer and technical support. CNC will charge Intuit for the CNC Services in accordance with Section 4.3. Intuit will independently establish its charges to Customers for the Internet Services, and CNC will bill the Customers on behalf of Intuit on such terms and conditions as Intuit may determine in its sole discretion.

          2.2  CNC Network Structure.  The current and proposed structure of the
               ---------------------
CNC Network is described in Exhibit "A" attached hereto.  CNC has established
                            -----------
and is implementing the Network Plan to expand, improve and enhance the capabilities of the CNC Network to facilitate its support of Intuit.

          2.3  General Agreement.  Intuit and CNC will perform the Development
               -----------------
Project pursuant to Section 3 to support CNC's ability to provide the Internet Services. Thereafter, subject to the terms of this Agreement, CNC will provide during the Service Term, and Intuit will use, the CNC Services in the continental United States and Canada so long as CNC is not in breach of this Agreement. CNC will perform the CNC Services in accordance with the highest professional and technical standards for services of this nature, and will strictly comply with any related performance capabilities, accuracy, completeness, characteristics, specifications, configurations, standards and requirements set forth in this Agreement. However, notwithstanding anything to the contrary in this Agreement, Intuit shall have the right to determine which, if any, Internet Services to include with each of its Products.

          2.4  Qualified Exclusivity.  During the Service Term (except during
               ---------------------
any Transition Period), Intuit will offer any Intuit-branded Internet access services to Customers in the continental United States and Canada using Internet browsers integrated into the Products exclusively through CNC. However, the foregoing exclusivity provision shall not apply to high band width access services (such as interactive television, cable modem, ISDN, or other services which operate at speeds greater than 28.8 Kbps). Furthermore, the foregoing exclusivity provision shall not prevent or prohibit any of the following activities, provided that Intuit does not provide an Integrated Browser in conjunction with such activities: (a) Intuit from providing general access to the Intuit Areas from, by or through the Internet or any other networks, content areas, content providers, on-line services or access service providers (for the purposes of this Section 2.4, collectively referred to as "Alternate Services")
(b) Intuit's customers from using any other Alternate Services in any manner they choose, (c) Intuit from maintaining content areas on or through other Alternate Services, (d) Intuit from providing links to the Intuit Areas from, by or through other Alternate Services, or (e) Intuit from engaging in marketing or promotional activities (including but not limited to joint product distribution) with other Alternate Services. An Integrated Browser shall be defined as an Internet browser which is both (a) distributed with an Intuit Product and (b) integrated with such Product so that it is installed via the same installation routine and can be launched from directly within such Product. Upon (i) the termination or expiration of this Agreement or (ii) CNC's Net Working Capital (as defined in the Stand-By Financing Agreement) falling below [*], the foregoing exclusivity provision shall cease to be effective and in any event shall not apply to any Transition Period during which Intuit uses CNC Services pursuant to Section 6.4.

     3.   System Development and Tests.
          ----------------------------

          3.1  System Development.  In accordance with the Development Project
               ------------------
Work Statement attached hereto as Exhibit "B", the parties shall perform their
                                  -----------
respective Development Project obligations (at their own cost) to develop, implement, execute, integrate and test the software code (including the CNC
Code), hardware and software systems, procedures and installation to develop an overall system to offer the Internet Services (collectively, the "System"). During the Term of this Agreement, CNC (i) warrants that the CNC Code shall meet all its specifications to support Intuit's provision of the Internet Services,
(ii) will provide to Intuit at no


----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

charge unlimited telephone access to CNC's technical support staff to obtain assistance relating to the CNC Code, and (iii) will develop and deliver to Intuit at no charge any maintenance or feature releases, and related documentation, to correct a programming error or other defect or to increase or enhance the features or functionality of the CNC Code which CNC makes available as a standard feature of its standard commercial release during the Term.

          3.2  System Tests.  Upon completion of the development phase, Intuit
               ------------
and CNC shall jointly test the System and CNC Network to ensure compliance with the Network Specifications and the Performance Standards. The tests and related acceptance procedures for the System and CNC Network are set forth in the Development Project Work Statement.

     4.   Post-Development Provision of Services.
          --------------------------------------

          4.1  Introduction of Services.  Once the development and testing of
               ------------------------
the CNC Services and the System is completed to Intuit's satisfaction, then Intuit may announce the availability of the Internet Services in connection with the release of one or more of the Products in a manner that Intuit shall determine. If Intuit elects to offer the availability of the Internet Services, the date that Intuit sets for the release of its first Product offering the Internet Services shall be the "Release Date," which the parties acknowledge is October 26, 1995. For an initial period of three years from and after the Release Date plus the length of any Transition Period pursuant to Section 6.4 (together, the "Service Term"), CNC shall provide the CNC Services and Intuit shall pay for the CNC Services in accordance with this Agreement. Thereafter, the Service Term may be extended at the option of Intuit in successive one-year periods up to a maximum of three additional years, provided that Intuit notifies CNC in writing of Intuit's election to extend this Agreement at least 120 days prior to the expiration of the Service Term then in effect. Each twelve month period during the Service Term commencing on the Release Date, or its anniversary, shall be known as a "Contract Year," i.e., First Contract Year,
                                                  ----
Second Contract Year, etc.
                      ---

          4.2  Ongoing Operations and Customer Support.  With respect to
               ---------------------------------------
Internet Services offered by Intuit, CNC shall perform the following obligations during the Service Term:

          4.2.1     Customer Logon, Registration and Upgrades.  CNC shall logon,
                    -----------------------------------------
register and upgrade Customers in accordance with the procedures set forth in

Exhibit "C" attached hereto or as the parties may otherwise agree.  CNC shall
-----------
collect and maintain Customer Information in a form available for electronic access by Intuit and as Intuit may from time to time direct. CNC shall periodically provide to Intuit Customer Information collected by CNC in a scope and format reasonably requested by Intuit.

          4.2.2     Customer Information.  Notwithstanding anything to the
                    --------------------
contrary in this Agreement, Intuit shall be the sole owner of all Customer Information, including any and all associated intellectual property rights. CNC acknowledges that (i) the Customer Information is a "trade secret" under the Uniform Trade Secrets Act of California, (ii) Intuit has maintained and intends to maintain the Customer Information as proprietary and confidential information, and (iii) the unauthorized use, loss or disclosure of such Customer Information will cause irreparable harm to Intuit. Therefore, notwithstanding anything to the contrary in this Agreement, during and after the Term hereof, CNC shall (i) use and copy the Customer Information only for purposes reasonably related to and as permitted by this Agreement, and not, directly or indirectly, use the Customer Information for its benefit or the benefit of anyone else, or in any way against Intuit's interest, and (ii) diligently safeguard the Customer Information and shall not permit or authorize the disclosure of any of the Customer Information to any third person or entity, either directly or indirectly, without Intuit's prior written authorization. Notwithstanding the above, CNC shall have the right to maintain and use general network usage statistics including the usage by the Intuit Customers, provided that such aggregated data does not contain information on individual Customers. CNC shall return or destroy (and provide a written officer's certificate to such effect) any Customer Information, and all copies thereof, in any form upon Intuit's request and, in any event, upon the termination or expiration of this Agreement. CNC acknowledges that a breach of this section would cause irreparable harm to Intuit, which would entitle Intuit to seek the relief described in Section 5.1.3.

          4.2.3     Customer Account Management. CNC shall use reasonable
                    ---------------------------
efforts to make detailed usage and billing information available in electronic format on line to each Customer and Intuit. CNC is responsible for verifying all Customer credit and billings, and bears the risk of loss for any subsequent credits given to Customers where such credits are caused by CNC's failure to perform in accordance with this Agreement.

          4.2.4     CNC Customer Support Center.  CNC shall establish and
                    ---------------------------
maintain, or cause to be established and maintained, facilities, equipment, staffing and programming, collectively making up the "Customer Support Center," as necessary to collect and maintain the Customer Information, and provide Internet Services and technical and account support to the Customers and Intuit. In this regard, CNC shall do each of the following:

          4.2.4.1 Plan for, provide, maintain, operate, and manage the Customer Support Center, including space, equipment, utilities, personnel and systems. The Customer Support Center shall include a telephonic help desk for Customers, which will be staffed by knowledgeable CNC employees and/or subcontractors capable of providing assistance relating to Access and use of the Internet Services. Such telephone assistance shall be available to Customers on a continuous basis, twenty-four (24) hours per day, seven (7) days per week.

          4.2.4.2 Plan for, acquire, install, maintain, repair, operate, manage, and expand, improve, or replace hardware as necessary or appropriate to support and operate the Customer Support Center, including any computer systems, direct access storage devices, tape units, communications control units, and associated equipment.

          4.2.4.3 Plan for, obtain, install, maintain, operate, and enhance the operating system software, languages, utilities, and other system software as necessary or appropriate to support and operate the Customer Support Center.

          4.2.4.4 Maintain the Customer Information, including related Customer Information structures; provide back-up measures, recovery procedures, file maintenance and expansion, updating, tape storage, management, and control of space utilization; and provide related data security and administration.

          4.2.4.5 Establish and administer change controls, problem resolution management, and provide planning, availability management, performance reporting, implementation procedures, and other controls.

          4.2.4.6 Notify Intuit reasonably in advance of making any material changes to the Customer Support Center or CNC Network.

          4.2.4.7 Meet as requested with Intuit and evaluate the Customer Support Center and related Customer technical support services with a view toward enhancing them to meet the needs and demands of Customers.

          4.2.5     CNC Network Performance, Maintenance and Upgrades.
                    -------------------------------------------------

          4.2.5.1   CNC Network Performance.  During the Term, the CNC Network
                    -----------------------
shall perform at a level satisfying or exceeding the Performance Standards. During the Service Term, upon request, CNC will meet with Intuit to review the network performance. Subsequent to such a review, Intuit may request that CNC
(i) improve and enhance the CNC Services and operation of the CNC Network (including increasing capacity and coverage by the addition of Ports and POPs) in excess of the improvements and enhancements set forth in the Network Plan, or
(ii) develop and maintain the CNC Network so that it is at least comparable to and competitive with the functions and features available from other Internet access providers. If CNC declines to make improvements reasonably requested by Intuit in a timely manner, Intuit may elect to terminate the Agreement as provided in Section 6.1. Periodic reports on the CNC Network's operations and performance shall be developed and provided to Intuit as it may reasonably request, in addition to any other reports required by this Agreement.

          4.2.5.2   General Network Maintenance.  During the Service Term, CNC
                    ---------------------------
 shall do each of the following:

          (a) Plan for, obtain, provide, operate, and maintain the CNC Network facilities and hardware, whether at its central sites or at POPs, hubs or remote nodal sites or central location sites, including ordering, installing and maintaining owned or leased telecommunications lines, backbones, tail circuits, dial-switched services and satellite services, modems, multiplexers, concentrators, control computers, switching devices, and satellite transmitting and receiving equipment.

          (b) Develop and maintain Internet Protocol interfaces, and configuration, and provide capacity planning, technology evaluation and selection, communications tariff evaluation, topology planning, network control planning and related software development, interface standards development, protocol conversion and development of protocol converters.

          (c) Operate and maintain the CNC Network on a twenty-four hour a day seven days a week basis, including monitoring the network; provide necessary repairs, network back-up, problem resolution, and testing; and provide for recovery of the CNC Network and the physical security of the CNC Network and its related operating facilities.

          (d) Provide and maintain any interfaces between the Intuit Areas and the Customers (provided that Intuit is responsible for the cost of any direct phone lines between CNC and Intuit).

          (e) Provide library and address maintenance, management, and administration and such other resources as may be reasonably necessary or appropriate for the development and maintenance of the database containing the Customer Information.

          4.2.5.3  Telephone Assistance Provided to Intuit.  CNC shall maintain
                   ---------------------------------------
a technical help desk for Intuit, which will be staffed by knowledgeable CNC employees capable of providing technical assistance regarding the CNC Services, CNC Network and Customer Information. Such telephone assistance shall be available to Intuit on a continuous basis, twenty-four (24) hours per day, seven
(7) days per week. The help desk also will administer resolution of network problems encountered by Intuit and the Customers and keep Intuit apprised of the efforts to be taken to remedy such problems until complete restoration of service.

          4.2.5.4  Annual Service Plans.  At least ninety days before the
                   --------------------
beginning of each Contract Year, Intuit shall prepare and deliver to CNC a non-binding services forecast that identifies Intuit's estimated usage and demand requirements for such period, including estimated capacity requirements and resource use in terms (for example) of the estimated number of Customers and usage volumes, and additional Customer Information that will be required by Intuit. CNC and Intuit shall meet and confer for the purpose of refining the services forecast on a basis that reasonably takes into account the Customers' expected needs and CNC's existing and planned resources. CNC shall use its reasonable best efforts to make available the resources at the level required to support Intuit's forecasted annual services.

          4.2.5.5  Priorities and Response Time.  In the event of any
                   ----------------------------
unscheduled downtime of the CNC Network or the System, or problems affecting the functioning or productivity thereof or the provision of Internet Services or the CNC Services, CNC shall provide installation and emergency maintenance and repair service as determined in accordance with the following priority classifications:

          (a) Priority 1: Any problem that interrupts the continued availability of the CNC Network or CNC Services to Intuit or the Customers, or causes severe user disservice. In such event, CNC shall take immediate corrective action regarding the problem, on a continuous basis, twenty-four hours per day, seven days per week, until the problem is resolved.

          (b) Priority 2: A critical problem involving any application or system of the CNC Network that does not yet, but could if not corrected, interrupt the continued availability of the CNC Services or cause severe user disservice. CNC shall take immediate corrective action regarding the problem, on a continuous basis during normal business hours (eight hours per day, five days per week), until the problem is resolved.

          (c) Priority 3: A problem that does not impair the availability of the CNC Services or CNC Network significantly, because temporary procedures are in place to provide acceptable alternative operation of functionality. CNC shall schedule and work on the class of problem on a time-available basis.

          4.2.5.6  Scheduled Downtime.  CNC shall provide at least ten days
                   ------------------
advance written notice to Intuit and affected Customers of any scheduled downtime of the CNC Network or other events that may affect the availability of the CNC Services. CNC shall schedule major upgrades, downtime, repairs, or maintenance to the CNC Network during times mutually agreeable with Intuit.

           4.3     Charges for CNC Services.
                   ------------------------

          4.3.1    Quarterly Usage Forecasts.  Each month, Intuit shall provide
                   -------------------------
CNC with a non-binding monthly usage forecast for the subsequent three calendar months containing the information set forth in Exhibit "D" (e.g. in October,
                                               -----------  ----
Intuit would provide a usage forecast for each of November, December and January). The forecasts will be based, in part, on the usage data made available by CNC.

            4.3.2  Service and Customer Charges.
                   ----------------------------

          4.3.2.1  Service Charges.  The Service Charges are the fees
                   ---------------
payable by Intuit to CNC for the CNC Services based on the Customers' connect time. If Intuit systematically and fundamentally alters the way it offers and/or prices Internet access to its Customers, the parties will negotiate in good faith regarding appropriate adjustments to this Agreement. CNC and Intuit shall, pursuant to the procedures in Exhibit "D", perform the Monthly Reconciliation to
                              -----------
determine the Service Charges payable by Intuit. Any delinquent payments by either party under this Agreement shall bear interest at the rate of 1.5% per month commencing thirty days after such payment is due.

          4.3.2.2  Most Favorable Treatment.  During the Service Term but
                   ------------------------
excluding the Transition Period, CNC warrants to Intuit on a continuing basis that the rates and terms under this Agreement for the CNC Services shall not exceed those offered by CNC to other CNC customers purchasing the same or fewer quantities of connect hours for the same or similar services. If CNC offers to any other similarly situated customer similar work, services, or products at lesser rates or on more favorable terms, CNC shall immediately notify Intuit of such circumstances and, thereafter, CNC shall charge Intuit such lesser service charges and offer such more favorable terms for all remaining CNC Services under this Agreement.

          4.3.3     Customer Charges, Billing and Collection.  The Customer
                    ----------------------------------------
Charges are the fees payable by the Customers for the Internet Services provided by Intuit. Intuit reserves the right, exercised in its sole discretion, to charge and may charge the Customers additional fees (i.e., an amount greater
                                                     ----
than the Service Charges) for their access to and use of the Internet Services. The initial procedures for such charges are set forth in Exhibits "B" and "D"
                                                         ---------------------
hereto. CNC assumes sole responsibility and risk for establishing credit accounts, verifying and billing Customers' credit card accounts and billing and initiating processing for all Customer Charges for the Internet Services as described in Exhibits "B" and "D". Processing fees paid to third parties for
             ---------------------
the purpose of processing credit card, debit card or other payment transactions shall be Intuit's responsibility.

          4.3.4     Record Keeping and Audits.  CNC shall maintain complete and
                    -------------------------
accurate books, records and accounts relating to the CNC Services and Internet Services to support and document all charges, billings, mark-up amounts, and credits, in accordance with standard accounting principles consistently applied with respect to prior periods. Intuit's representatives, including any independent auditor or accounting organization retained by Intuit, shall have access to such books, records and accounts, upon reasonable notice to CNC, for purposes of reviewing, verifying and copying such books, records and accounts. Intuit shall have the right to demand such an audit up to two times in any given 12 month period. If such an audit discloses an under calculation in excess of five percent (5%) of the amount payable to Intuit, then CNC shall bear the cost of such examination, and shall promptly correct the calculation of amounts payable and pay any underpaid amount, plus interest for delinquent payments as set forth in Section 4.3.2.1 from the date such amount was due and payable.

          4.3.5     No Other Payment, Etc.  Except as otherwise expressly
                    ---------------------
provided in this Agreement, neither party shall be entitled to payment, cost reimbursement, or other compensation from the other party in respect of its performance, and each party shall bear all its own expenses incurred in rendering performance, including facilities, work space, utilities, management, personnel, communications, clerical, supplies, and the like.

          4.3.6     Taxes.  CNC is responsible for promptly collecting and
                    -----
paying all federal, state, county, services or other taxes, however designated and whether levied or based upon the CNC Services, exclusive however of taxes based on Intuit's net income.

          4.4  Customer Information and CNC Network Security.  CNC shall develop
               ---------------------------------------------
and implement systems and procedures to maintain strict security of all Customer Information (including credit card information). Guidelines on the security of such information is set forth in Exhibit "E" attached hereto. Intuit's
                                 -----------
representatives, upon reasonable advance notice to CNC, may conduct periodic security audits of CNC's sites and the systems relating to the Internet Services and CNC Services to determine whether the security mechanisms (physical, processes, etc.) are sufficient to protect the applicable data.
           ---

     5.   Related Covenants.
          -----------------

          5.1  Confidential Information.
               ------------------------

          5.1.1   Confidential Nature.  During the course of this relationship,
                  -------------------
the parties may disclose to the other certain confidential information orally, in writing or through facility visits, which information may include, but is not limited to, financial information or projections; lists of and information about agents, vendors, suppliers, dealers, customers, potential customers, and statistical and financial information associated therewith; specifications and uses of products and services; product research; sales, marketing and strategic plans; pricing policies; products and availability information; and information otherwise defined as "trade secrets" under the Uniform Trade Secrets Act of California (collectively, "Confidential Information"); provided, however, that Confidential Information does not include information that can be documented as being known within the industry prior to the Effective Date or information that becomes publicly available thereafter through no breach of this Agreement by any party hereto. The parties have maintained and will continue to maintain the Confidential Information as their own private, proprietary and confidential information and as their business trade secrets. Sometimes this information may be stamped "Trade Secret," "Confidential," or with a similar designation, but failure to do so will not in and of itself impair the classification of information as Confidential Information.

          5.1.2   Restrictions.  The Confidential Information contains
                  ------------
valuable business and technical information and constitutes trade secrets, and the parties acknowledge that the unauthorized use, loss or disclosure of such Confidential Information will cause irreparable harm to the owner of such Confidential Information. The parties shall use the Confidential Information only for purposes relative to and as permitted by this Agreement. During the Term and for a period of two years thereafter, neither party shall directly or indirectly use the Confidential Information for its benefit or the benefit of anyone else, except as otherwise permitted in writing, or in any way against the other party's interest. Each party shall diligently safeguard the Confidential Information and shall not, during the Term and for a period of two years thereafter, disclose, permit the disclosure of, or authorize the disclosure of any of the Confidential Information to any third person or entity, either directly or indirectly, unless prior written authorization is granted by the owner thereof. The parties shall not make any copies of any of the Confidential Information, except as reasonably required to perform its obligations under this Agreement, and shall return any such Confidential Information including, without limitation, all notes, memoranda, records, plans, sketches, or other documents, and all copies thereof, embodying, regarding or derived from any Confidential Information, upon oral or written request, and, in any event, upon the termination or expiration of this Agreement.

          5.1.3   Injunctive Relief.  The parties acknowledge that a breach of
                  -----------------
this Section 5.1 would cause irreparable harm to an owning or injured party, which would not have an adequate remedy at law with respect to disclosure or threatened disclosure of the Confidential Information. Therefore, in the event of a breach or threatened breach of the obligations contained in this Section 5.1, either party is entitled to seek the immediate issuance, without notice, hearing, or bond, of a temporary restraining order precluding the continuance of the conduct in question and may pursue other injunctive relief.

          5.2     Publicity.  CNC shall not issue press releases, conduct
                  ---------
promotional efforts or engage in any other publicity of any nature regarding this Agreement or CNC's relationship with Intuit or disclose any of the terms of this Agreement without the prior written approval of Intuit, except to the extent required for regulatory or statutory public reporting purposes.

          5.3      Relationship of Parties.  The parties acknowledge and
                   -----------------------
agree that each party has entered into this Agreement as an independent contractor. Nothing in this Agreement shall be construed as creating any other relationship between the parties including, but not limited to, any partnership or joint venture between Intuit and CNC.

          5.4      Grant of License.  Concurrent with the execution and
                   ----------------
delivery of this Agreement, Intuit and CNC shall execute and deliver a License Agreement substantially in the form of Exhibit "F" attached hereto (the "License
                                       -----------
Agreement").

          5.5      Future Network Services.  CNC acknowledges and agrees that
                   -----------------------
implementation of the CNC Services as contemplated in this Agreement will require a significant percentage of CNC's available resources. CNC therefore agrees that from the Effective Date until February 28, 1996, CNC shall not provide, or enter into any material agreement to provide, telecommunications or access services to any other companies or engage in any public financing activities without Intuit's express written consent exercised in its sole discretion, not to be unreasonably withheld, based on Intuit's evaluation of the effect of such services or activities on CNC's ability to perform its obligations under this Agreement. Intuit shall indicate its consent or lack thereof within five working days of being provided with sufficient information to make an informed judgment.

          5.6      Branding of Services.  The Internet Services offered by
                   --------------------
Intuit, directly or indirectly, shall be branded according to Intuit's directions, i.e., screen logos, written or electronic communications with
            ----
Customers, customer service phone announcements, etc.; provided, however, that
                                                 ----
the welcome pages in the registration process shall provide an attribution that the network connection services are being provided by and are the responsibility of CNC. CNC's reproduction or use of any Intuit copyrighted materials, trademarks or service marks shall be strictly in accordance with the guidelines provided by Intuit from time to time. CNC hereby acknowledges receipt of Intuit's current copyright and trademark guidelines. CNC's use of Intuit's proprietary rights is limited solely in relation to its provision of the CNC Services pursuant to this Agreement.

          5.7       Compliance With Laws and Regulations.  Each party shall,
                    ------------------------------------
at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule, or regulation relating to its duties, obligations, and performance under this Agreement and shall procure all governmental licenses and pay all fees and other charges required thereby.

          5.8       Appointment of CNC as Billing and Collections Agent.  Intuit
                    ---------------------------------------------------
hereby appoints CNC as its agent to bill and collect amounts pursuant to the procedures set forth in this Agreement owing to Intuit from Customers who have registered to receive Internet Services; provided, however, that such billings, receivables and amounts shall be the sole property of Intuit. Intuit may terminate this appointment and make other arrangements for Customer billing and collections in its sole discretion.

          5.9       Project Manager and Project Technical Coordinators.  Each
                    --------------------------------------------------
party shall designate an initial Project Manager and Project Technical Coordinator within ten (10) business days of the Effective Date (and such other managers and coordinators as may be reasonably required), with such changes as either Party may notify to the other from time to time.

          5.10      Financial Information.  During the Term, CNC shall provide
                    ---------------------
to Intuit the financial reports and information described in Section 5 of that certain Warrant Issuance Agreement for Warrants to Purchase Series B Preferred Stock between the parties hereto.

          6.   Term and Termination.
               --------------------

               6.1  Termination on Notice for Intuit Dissatisfaction.  If, in
                    ------------------------------------------------
Intuit's judgment, CNC's performance is not satisfactory for any reason (including but not limited to network access and reliability, features and capabilities, host operations, customer satisfaction, programming support, management strength and financial condition) at any time, Intuit may terminate this Agreement by providing six month written notice of such intention to terminate.

               6.2   Immediate Termination by Intuit for CNC Failure to Meet
                     --------------------------------------------------------
Minimum Performance Standards. If, in any given month, CNC fails to meet the
-----------------------------
Minimum Performance Standards for any performance measurement, then Intuit may terminate this Agreement by providing written notice of such intention to terminate. Upon receipt of such notice, CNC may immediately provide Intuit with a detailed corrective action plan and timetable to correct the default and request a period of 30 days in which to cure the default. Unless Intuit reasonably believes that CNC cannot or will not promptly and permanently correct the deficiency and restore the CNC Services, then Intuit will delay the termination of the Agreement during such 30-day period. If, however, CNC fails to correct such deficiency during such 30-day period or Intuit subsequently determines during such period that CNC's proposed corrective action plan will not be completed within such 30 day period, then Intuit may immediately terminate the Agreement on further written notice to CNC.

               6.3   Mutual Termination Rights Upon Default and Breach.
                     -------------------------------------------------

                     6.3.1 Upon the occurrence of any of the following events of default, after giving written notice to the defaulting party and following the completion of the cure period set forth in Section 6.3.2, the non-defaulting party may declare the other party to be in breach of this Agreement and may immediately terminate this Agreement:

                             6.3.1.1  the failure of either party substantially
to perform or comply with any material provision of this Agreement;

                             6.3.1.2  the admission in writing by either party
of its inability to pay its debts as they mature, or the making by either party of an assignment for the benefit of its creditors;

                             6.3.1.3   the party becomes insolvent as evidenced
by the fact that the party is generally not paying its debts as they become due (unless such debts are the subject of a bona fide dispute) and/or the sum of such party's debts is greater than all of such party's property valued at fair market value;

                              6.3.1.4  the filing of a petition under any
bankruptcy act, receivership statute or like law or statute as they now exist or may be subsequently amended by either party, or the filing of such a petition by any third party against either party, or the making of an application for a receiver by either party, where such petition or application is not dismissed or otherwise favorably resolved within sixty days; or

                              6.3.1.5 in addition to the foregoing, with respect
to CNC, the breach by CNC or any of its majority shareholders of their respective obligations under the Commitment Agreements if such breach is not cured within the applicable cure period contained in the Commitment Agreements.

                     6.3.2 Upon receipt of a notice of default, the defaulting party will have a period of thirty days in which to cure the default. If the non-defaulting party does not believe that the default has been cured during the foregoing cure period, then the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party. If a defaulting party repeatedly defaults under this Agreement (as evidence by the issuance of a notice of default by the other party two or more times in a twelve month period), then the non-defaulting party may elect to terminate this Agreement on thirty days advance written notice without the defaulting party having a right to cure. During any notice and cure period, both parties shall continue to be bound by all the terms and conditions of this Agreement.

                     6.3.3 The rights and remedies of the non-defaulting party are not exclusive and are in addition to any other rights and remedies it may have available under law or equity. Notwithstanding anything to the contrary contained herein, the rights and obligations of the parties pursuant to Sections 1, 2.3, 4.2.2, 4.3, 4.4, 5.1, 5.2, 5.4, 5.6, 6.4, 7.3, 7.4, 7.5, 7.6 and 8 will survive any termination or expiration of this Agreement.

              6.4   Transition Period.   Notwithstanding the expiration or
                    -----------------
termination of this Agreement for any reason, at its election, Intuit may request, and CNC shall continue to provide, the CNC Services on a non-exclusive basis for a period of up to one year beyond such expiration or termination on the terms and conditions in effect at that such time (the "Transition Period"). In the event of a termination or expiration of this Agreement, CNC shall cooperate in planning and executing with Intuit (each party to bear its own costs) a transition plan for the transfer of the Internet access services from CNC to Intuit or Intuit's designee, and Intuit shall be entitled to use such CNC Confidential Information as may be necessary to effect such transition. Each party shall take any actions or deliver any documents reasonably requested by the other party to effect the expiration or termination of this Agreement, and the transfer of access services.

          6.5  Force Majeure Extension.
               -----------------------

               6.5.1  Definitions.  For the purposes of this Section 6.5, the
                      -----------
following definitions shall apply:

                      6.5.1.1 A "Force Majeure Event" shall be a delay by CNC in its performance of, or a failure by CNC to perform pursuant to, this Agreement where such delay or failure is caused by an act of God, acts of civil or military authority, fire, flood, strikes, war, epidemics or some other unforeseeable cause beyond CNC's reasonable control and without its fault or negligence that adversely affects the availability of services by all telecommunications and/or Internet access services providers like CNC, such as a major malfunction of a public telecommunications network in the Northeastern region of the United States.

                       6.5.1.2 A "Termination Event" shall mean a circumstance in which Intuit has given notice of default to CNC pursuant to Section 6.2 or
Section 6.3.1.1 because of CNC's failure to provide the CNC Services in accordance with this Agreement.

                6.5.2  Extension of Cure Period.  If the primary cause of the
                       -------------------------
Termination Event is a Force Majeure Event, then Intuit agrees to provide CNC with an overall cure period of sixty days from the date of Intuit's notice of default or termination (the "Extended Cure Period") subject to CNC's satisfaction of the following conditions: (1) CNC shall immediately notify Intuit of any circumstances which result (or may result) in a Force Majeure Event (in advance when the situation permits), (2) CNC shall (i) immediately develop and implement a corrective action plan designed to promptly reestablish the CNC and Internet Services to Intuit and the Customers, and (ii) use its best efforts to avoid, mitigate or remove such circumstances and to reestablish the CNC and Internet Services at its expense by providing alternate access services to Intuit and its Customers, e.g., the establishment of toll free 800# service,
                             ----
(3) CNC shall provide detailed updates upon request to Intuit of CNC's progress in executing the corrective action plan and restoring the

CNC and Internet Services, and (4) CNC shall immediately continue its performance in accordance with this Agreement whenever such conditions are removed.

                6.5.3  Consequences of Continuing Default.  Notwithstanding the
                       ----------------------------------
provisions of Section 6.5.2, Intuit may immediately terminate this Agreement in accordance with the original time periods and procedures set forth in Section
6.2 or 6.3.1.1, as applicable, if (1) CNC fails to cure any breach or default within the Extended Cure Period, or (2) CNC otherwise breaches the conditions for Intuit's grant of the Extended Cure Period, such as where CNC fails to use its best efforts to reestablish services to Intuit and its Customers in the case of a Force Majeure Event.

     7.   Representations, Warranties and Indemnities.
          -------------------------------------------

          7.1  No Conflicts.  Each party hereto represents and warrants to the
               ------------
other that the execution, delivery, and performance of this Agreement by such party will not conflict with or result in any breach of, or constitute a default under, any material agreement, instrument or undertaking to which it is a party or by which any of its property is bound.

          7.2  Authority.  Each party hereto represents and warrants to the
               ---------
other that it has the power to make and carry out the terms of this Agreement and each has taken, and will take, all actions, corporate or otherwise, necessary or advisable to authorize the execution, delivery and performance of, and to perform, its respective obligations under this Agreement.

          7.3  No Infringement.  CNC represents and warrants on a continuing
               ---------------
basis that neither the CNC Code, nor the exercise by Intuit of any of the rights granted under this Agreement, will infringe any intellectual property right of any third party and that there is no litigation or claim pending or, to CNC's knowledge, threatened relating thereto. CNC shall and hereby does indemnify and defend Intuit and hold it harmless from and against any and all claims, liabilities, losses, costs and expenses including, but not limited to, reasonable attorneys' fees and costs of suit, incurred by Intuit as a result of or arising from any claim or proceeding made or brought against Intuit that the use, reproduction, marketing, sale, sublicensing or distribution of CNC Code or use of the CNC Services, infringes any patent, copyright or other rights of any third party, or that the CNC Code or CNC Services are defective. This indemnity shall not apply to the extent such claims result from Intuit's own modification or alteration of the CNC Code. Intuit shall promptly notify CNC of any such claim(s) and shall, at CNC's request and expense, cooperate in the investigation and defense of such claim(s).

          7.4  Indemnification by Intuit.  Intuit shall and hereby does
               -------------------------
indemnify and hold harmless CNC and its officers, directors, stockholders, employees and any other agents from any claim, demand, liability, cost or expense they may incur to any third party relating in any manner to the use of the CNC Network by Intuit or its Customers (except to the extent such claims or demands result from CNC's negligence, gross negligence or willful misconduct or are otherwise indemnifiable by CNC pursuant to this Agreement). CNC agrees to give Intuit prompt notice of any claim or demand to which it becomes aware as to which this Section may apply and to cooperate with Intuit in the defense of such claim or demand.

          7.5  Indemnification by CNC.  CNC shall and hereby does indemnify and
               ----------------------
hold harmless Intuit and its officers, directors, stockholders, employees and any other agents from any claim, demand, liability, cost or expense they may incur to any third party relating in any manner to the use, operation or malfunction of the CNC Network by CNC or customers of CNC (except to the extent such claims or demands result from Intuit's negligence, gross negligence or willful misconduct or are otherwise indemnifiable by Intuit pursuant to Section
7.4 of this Agreement). Intuit agrees to give CNC prompt notice of any claim or demand to which it becomes aware as to which this Section may apply and to cooperate with CNC in the defense of such claim or demand. During the Service Term, CNC shall use commercially reasonable efforts to obtain, maintain and provide a reasonable amount of insurance against claims covered by this indemnification provision naming Intuit as an additional named insured and, if obtained, provide evidence of the same to Intuit.

          7.6  Limitation of Liability.  EXCEPT PURSUANT TO THEIR RESPECTIVE
               -----------------------
INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 7.3, 7.4 AND 7.5 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF THIS AGREEMENT.

     8.   Miscellaneous.
          -------------

          8.1  Notices.  Except as otherwise specified herein, all notices,
               -------
requests, demands or communications required hereunder shall be in writing and delivered personally, or sent either by the equivalent of U.S. certified mail, postage prepaid return receipt requested or by overnight delivery air courier

(e.g., Federal Express), or sent by facsimile (if such facsimile notice is
-----
followed immediately by a letter delivered personally or by overnight delivery air courier), to the parties at their respective addresses set forth on the signature page hereto. All notices, requests, demands, or communications shall be deemed effective immediately upon the earlier of personal delivery or confirmed facsimile transmission, three days following deposit in the mails as set forth above, or one day following delivery to the overnight delivery air courier in accordance with this Section. The parties may change their respective points of contact, or addresses or phone or facsimile numbers for notification from time to time on five days advance written notice pursuant to the procedures set forth in this section.

          8.2  Entire Agreement.  This Agreement will not be effective unless
               ----------------
and until the parties have fully executed and delivered this Agreement. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterprats shall together constitute one and the same instrument. This Agreement constitutes the entire understanding between the parties with respect to the provision of the CNC Services contemplated herein and supersedes all prior agreements, written or oral, between the parties hereto with respect thereto. The provisions of the exhibits to this Agreement are supplementary to the body of the Agreement and shall be interpreted in such a manner; provided, however, that in the event of an irreconcilable conflict arising between the provisions of the exhibits and the body of this Agreement, the exhibits shall prevail.
This Agreement shall not be modified except in a writing signed by and exchanged between both of the parties and expressly referencing this Agreement. Any additional or different terms in the parties communications, whether acknowledgments, invoices or otherwise, are hereby deemed to be material alterations and notice of objection to them and rejection of them is hereby given. No waiver of any provision of the Agreement or any right or obligations of either party hereunder shall be effective, except pursuant to a writing signed and delivered by the party waiving compliance. Any such written waiver shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement. Neither party shall by mere lapse of time without giving notice or taking other action hereunder be deemed to have waived any breach by the other party of any of the provisions of this Agreement.

          8.3  California Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the substantive laws of the State of California (not including its choice of law provisions).

          8.4  No Assignment.  Neither party shall assign its rights or delegate
               -------------
its obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that Intuit may assign this Agreement, in whole or in part, to any subsidiary or affiliate. This Agreement shall be binding on all successors and permitted assigns of the parties.

          8.5  Severability.  If any provisions of this Agreement shall be held
               ------------
by a court, arbitrator or other tribunal of competent jurisdiction to be invalid or unenforceable, such provisions shall be deemed valid and enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

          8.6  No Third Party Beneficiaries.  Except for permitted assigns, this
               ----------------------------
Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement; provided, however, that any subsidiary or affiliate of Intuit may use the CNC Services or offer Internet Services using the CNC Network on the terms and conditions set forth in this Agreement.

          8.7  Construction.  The parties acknowledge and agree that the terms
               ------------
hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, that either party drafted this Agreement. Each party is responsible for paying its own legal and professional fees and costs with respect to the negotiations, execution and performance of the Agreement. The headings used in this Agreement are for convenience only and shall not be considered in its interpretation.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the Execution Date and agree that is shall be effective as of the Effective Date and it shall be deemed accepted and made in San Diego, California.

Execution Date: December 11, 1995


INTUIT INC.                                CONCENTRIC NETWORK CORPORATION


By: /s/ William Harris                     By: /s/ Henry Nothhaft
  ------------------------------              ---------------------------------
  William Harris, Executive Vice              Henry Nothhaft, President and CEO
  President

Address: 6256 Greenwich Drive               Address: 10590 N. Tantau Avenue
         San Diego, CA  92122                        Cupertino, CA 95014


LIST OF EXHIBITS
----------------

A   -    CNC Network

B   -    Development Project Work Statement

C   -    CNC Network Operations and Customer Service

D   -    Service and Customer Charges

E   -    Security Guidelines

F   -    License Agreement

                                  EXHIBIT "A"
                                  -----------

                                  CNC NETWORK

     A.   Current CNC Network Structure: The general description of the CNC
          -----------------------------
Network is depicted in Attachment A-1 hereto and in that certain CNC Private Placement Memorandum dated November 3, 1995 (the "PPM"). Additionally, an identification of certain material equipments and systems comprising the CNC Network are identified in that certain Master Lease between CNC and Racal-Datacom, Inc., dated August 4th, 1994. For the purposes of this Agreement, the CNC Network shall be deemed to be the end-to-end communications and related information systems (a) beginning at either the local number of a POP, or the local exchange number in the case of someone using a Non-POP Access, and (B) ending at the Intuit Systems or Intuit Areas.

     B.   Points of Presence.  A list of the current  POPs (and their associated
          ------------------
Ports) operated by CNC in the continental United States and Canada is set forth in the PPM and in Attachment A-1 hereto, which information shall be updated and
                  --------------
provided to Intuit as it changes. Further, pursuant to the terms of this Agreement, CNC shall do each of the following:

          1      Increase the number of Ports in the CNC Network in the
continental United States to at least [*] Ports by January 1, 1996; provided, that CNC shall use all commercially reasonable efforts to increase the number of such Ports to at least [*] by January 1, 1996.

          2      Expand, improve and maintain on an ongoing basis the CNC
Network to cover the top 150 metropolitan areas in the continental United States (determined by personal computer ownership statistics developed and published by International Data Corporation (IDC) from time to time) and, within each such metropolitan area, provide "local access" (i.e., without message unit charges)
                                           ----
for at least 92% of the general population. CNC has used commercially reasonable efforts to accomplish the foregoing expansion by the Execution Date of the Agreement and, within ten days of the Execution Date, shall accomplish the foregoing expansion of coverage. In the United States, a "metropolitan area" shall mean the metropolitan/geographic regions used by IDC in publishing its statistics.

          3    Provide local access to the CNC Network for the Intuit Customers in the seven largest Canadian metropolitan areas (as measured by population) by November 1, 1995; provided, that CNC shall use all commercially reasonable efforts to provide such local access to such Canadian metropolitan areas by October 1, 1995. In Canada, a "metropolitan area" shall mean the geographic areas as mutually agreed between the parties or, in the absence of an agreement, based on Canadian government census areas.

          4    Cause the CNC Network to consistently support modem speeds up to
28,800 bps, and to be enhanced to be competitive with industry standards that develop over time and that reflect the modem speeds used by Intuit's Customers.

     Notes:

          (1) Local access commitments made by CNC above may be provided either via the installation of a physical POP or by use of a Virtual Local Access ("VLA") arrangement, at CNC's option. A VLA is defined as the provision of local dial access for a customer to gain local access to the CNC Network via a local phone number that is call forwarded to a modem facility that is centrally located. The total number of modems (ports) at the central facility shall be sized to support the aggregate of all VLAs being supported (i.e., as if each VLA
                                                            ----
is a POP).


----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (2) In calculating the number of Ports serving an area, the parties shall take into account any "Port equivalents" offered by a VLA arrangement,

i.e., CNC may have fewer physical Ports in a VLA arrangement then it would
----
otherwise require if it deployed physical POPs to serve VLA territories. (For example: 50 POPs with 10 Ports each may be sufficiently served by a single central VLA termination point of 250 Ports.)

     C.   Performance Standards.
          ---------------------

          1    General Concept.  CNC acknowledges that Intuit requires access
               ---------------
for its Customers to the Intuit Areas and Internet that is reliable and rapid, has the ability to handle peak demands, is flexible in terms of future expansion for geographic coverage, functional enhancements and capacity increases, and can rapidly and accurately handle all registration, billing and customer service. The parties have established the Performance Standards set forth in this Agreement as a benchmark for initial operations, but CNC acknowledges and agrees that such standards may increase in the future as customer expectations heighten and the Internet access/services industry develops. Therefore, during the Term, the parties shall cooperate and act in good faith in evaluating, developing and agreeing on such changes in the Performance Standards.

          2    Performance Standards.
               ---------------------

            a.      Network Accessibility Performance Standard.  The CNC Network
                    ------------------------------------------
will exhibit an average busy rate below the following Performance Standard for Intuit Customers attempting to access the CNC Network:

                    Target Performance Standard: [*]%

                    Minimum Performance Standard: [*]%

          Comments:
          --------

          (1) The busy rate at each POP will be determined statistically by comparing (A) the average hourly traffic load for each of CNC's three busiest hours during a month to (B) the POP's traffic capacity at [*] grade-of-service using standard Erlang B traffic statistics for the number of active Ports at the POP. The average of this data will yield that POP's average busy rate for the month. By way of example, assume the average hourly traffic load for the 3 busiest hours for the San Francisco POP (with an average of 72 ports ) during June 1995 was 61.0, 58.0, and 53.5 Erlangs (# of hours of traffic through that POP per hour), resulting in an average of 57.5 Erlangs over the three busiest hours of the month. Using the standard Erlang B tables, a 72 port hunt-group supporting 57.5 Erlangs of traffic extrapolates to 0.97% which produces a P.01 grade of service, i.e., the POP's average busy
                                                ----
              rate for the month. (sample Erlang B tables are attached hereto as Attachment A-2.)
                 --------------

          (2) Then, the weighted average busy rate for the CNC Network will be computed across all POPs. The weighted average will be calculated based on the number of Ports at each POP. By way of example, assume the CNC Network only had 5 POPs with the following number of ports and average monthly busy rates as calculated in 2a(1):


----------------
    [*] Certain information on this page has been omitted and filed separately
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                                       20


POP    Ports  Avg Busy
-----  -----  --------
1         24      .035
2         36      .015
3         48      .025
4         10      .005
5         72      .010

              The weighted average busy rate for this 190 port network as a whole is .01763 (or 1.763%).

          (3) The weighted average busy rate calculated above will yield a number which will be compared to the applicable Performance Standard to determine whether or not CNC has met its Network Accessability performance goal for the month. By way of example, comparing the weighted average busy rate of P=.01763 to the Target Performance Standard of [*] reflects that CNC has performed better than targeted on this performance metric for the month of June.

             b.     Network Processing Capacity Performance Standards (Latency).
                    -----------------------------------------------------------
At peak periods of the day, the CNC Network latency shall meet the following Performance Standards as measured on a monthly basis:

               Target Performance Standard: [*] milliseconds .

               Minimum Performance Standard: [*] milliseconds.

               Comments:
               --------


            (1) CNC will test the CNC Network for latency at least 3 days per week during the three busiest hours of the day as determined either a) by the prior month's three busiest hours EST (e.g., 10, 11, 12 PM EST) of the CNC
                                         ----
  Network in general, or b) by the three busiest hours of use by Intuit subscribers) if CNC can calculate the Intuit-specific busy hours. Each day's test will include a series of 10 or more ICMP "Ping" tests containing 50 bytes of payload from a CNC host in either Bay City, MI or Cupertino, CA to a router in each of at least 50 of CNC's U.S. POP sites. The average round-trip latency of each sampled POP (minimum of 10 samples per POP per test) will be computed. Once a month, the average, 95th, and 90th percentile of all sampled POP's average latencies will be computed and compared against the Performance Standards.

            (2) By way of example, assume the network only had 5 POP sites. A sample of 10 Ping tests are run at 11PM EST on September 15th from Bay City to each of these 5 POPS with the following results:

POP        Ping Samples (in milliseconds)       Average
-----  ---------------------------------------  -------
1      100 120 150 200 275 150 120 120 100 090    142.5
2      085 095 100 120 110 175 300 100 090 105    128.0
3      110 145 090 100 095 080 095 100 110 105    103.0
4      200 220 250 190 275 245 255 280 200 275    239.0
5      100 090 095 105 095 100 105 100 110 105    100.5
                                                  -----



----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


       Overall Average                            142.6

          Assume a similar test was conducted on 15 other days during the month yielding a total of 80 sample averages. At the end of the month, the average (A) and standard deviation (SD) of the 80 data samples would be computed. Using elementary statistics, the 95th percentile can be computed as "A / (1.65 x SD)", and the 90th percentile would equal "A / (1.25 x SD)".

          c.        Customer Service/Support Performance Standards.  Within ten
                    ----------------------------------------------
days of its receipt of CNC's monthly usage reports, Intuit will develop and provide to CNC a non-binding forecast of anticipated customer service volumes

(i.e., number of calls) for the following month. So long as actual call volumes
-----
are not more than [*] greater than Intuit's forecasted call volumes, the following Performance Standards shall apply.

                         (1)  Occurrence of Busy Signals on Customer Calls
                              --------------------------------------------

          Service calls by the Customers to the CNC service center (or its chosen outsourcer) shall experience a busy signal no more often than the following Performance Standards:

            Target Performance Standard: [*] of the total calls received.

            Minimum Performance Standard: [*] of the total calls received.

                    Comments:
                    --------

               (a) The busy rate will be determined by a) actual busies as reported by the PBX delivering calls to the Intuit hunt group at CNC, or b) by a statistical estimate of busies based on traffic volume delivered to Intuit trunk group on a weighted average basis across the month's two busiest hours of each day (i.e., approximately 60 samples
                                                 ----
          per month).

          (b) CNC shall advise Intuit of its automatic call dispatch (ACD) system's ability to produce this information in the format required for analysis, provided that CNC will provide any additional analysis not performed by the ACD.

                         (2)  Average Speed of Answer (ASA)
                              -----------------------------

          Service calls to the CNC service center (or its outsourcer) shall, once answered by CNC's ACD system, experience an ASA no longer than the following Performance Standards:

                    Target Performance Standard: within [*] minutes

                    Minimum Performance Standard: within [*] minutes

                    Comments:
                    --------

               (a) First, the ASA will be computed for Intuit's trunks on a daily basis. Then, the ASA for each month will be computed as the weighted


----------------
    [*] Certain information on this page has been omitted and filed separately
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                                       22
          average of the daily ASAs where the weighted average of the daily ASAs is the total number of calls offered each day compared to the total number of calls for the month. By way of example, assume the following statistics for a given month:

Day              Calls Offered        ASA           Calls Offered x ASA
----             -------------        ---           -------------------
 1               100  1.25 mins    125.0            call-mins
 2               120  2.12 mins                     254.4
 3               150  1.97 mins                     295.5
 "
 "
 "
 30              220                1.75 mins       385.0
                 ---                                -----
                 590 calls      1,059.9 call-mins/590 calls = 1.80 min ASA
                                                              ------------

               If this data represented all 30 days, then the ASA for the month would be 1.8 minutes which would be compared against the [*] Target Performance Standard.

                         (3)  Customer Satisfaction Ratings
                              -----------------------------

                    Customers shall report a satisfaction with CNC's customer
               service (provided directly or indirectly) meeting or exceeding the following Performance Standards:

               Target Performance Standard: [*] on a scale of [*], or the standard set for either internal or external call centers supporting this service.

               Minimum Performance Standard: [*] on a scale of [*], or the standard set for either internal or external call centers supporting this service.

                    Comments:
                    --------

                    (a) Intuit and CNC shall jointly develop and agree on a
                        customer satisfaction survey and survey methodology, and update it as required during the Term of the Agreement to reflect changes in customer expectations and the market for Internet Services.

                    (b) The survey will be conducted periodically (but no less often than monthly), as jointly agreed between CNC and Intuit.

                    (c) Intuit will bear the cost of developing and
                        administering the survey. If Intuit fails to administer the survey in any given month, CNC shall be assumed to have satisfied the Target Performance Standard for that month.

     D.   Corrective Action and Financial Penalties.  If CNC fails to satisfy
          -----------------------------------------
the Performance Standards set forth in Section C (above), then it shall take the corrective actions and be subject to the financial penalties described below. However, the corrective actions and financial penalties described in this Exhibit "A" are in addition to, and not in limitation of, any other rights that Intuit has

                                      23

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    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

pursuant to the Agreement including, but not limited to its termination rights pursuant to Section 6 of the Agreement.

            1  Corrective Action.  If CNC's actual performance in any given
               -----------------
month falls below the Target Performance Standard for any of the aforementioned performance standards, then CNC will use its best efforts to enhance and improve the CNC Network and its operations so as to reasonably assure that the Target Performance Standard will be met in the next following and subsequent months. Such corrective action, by way of example and not of limitation, could include CNC making available 800# access numbers to Customers who are experiencing excessive busies when accessing local POPs or adding additional incoming lines for Customers who are experiencing excessive busies on customer service calls.

            2  Financial Penalty.
               -----------------

                  a.  Background.  The parties acknowledge that problems will
                      ----------
occur in the start-up of the CNC and Internet Services in projecting customer requirements and in adjusting to differences in actual versus forecasted usage levels. The assessment of immediate financial penalties to CNC may not serve either party's best interests because of the potential adverse effect on the ability of CNC to improve the CNC Services in the short term. Additionally, the parties' desire to implement a mechanism to ensure that CNC is motivated to devote the effort required to correct deficiencies in its actual versus targeted performance, but not to inhibit a motivated CNC from achieving the Performance Standards. Therefore, the parties will develop mutually satisfactory forecasting, tracking, reporting and review mechanisms consistent with the procedures set forth in Section b. below during the initial months of the Agreement. By May 1, 1996, the parties shall also agree on a methodology to set and assess financial penalties for CNC's failure to achieve the Performance Standards. The structure to assess such financial penalties against CNC will include the consideration of the following factors: (i) CNC's past and current performance, (ii) the rate of progress CNC has/is making toward achievement of the Target Performance Standards, (iii) the impact of missed targets on the Customers and Intuit, (iv) the root causes of CNC's performance deficiencies, and (v) the willingness, motivation and attitude of CNC in promptly remedying any performance deficiencies.

                  b.  Review Process.
                      --------------

                          (1)  CNC and Intuit will conduct a joint Operations
Review of the CNC Network and CNC Services on a monthly basis during the first six months of the First Contract Year (the "Implementation Phase") at a mutually agreed location. At this Operations Review, CNC will present Intuit with the status of the CNC Network, Performance Standards and Customer Service performance for the prior month, a trend line showing the history of each Performance Standard, an analysis of the root cause of any Performance Standard that fell below the Target Performance Standard and an action plan for correction of any such deficiency. These Operations Reviews are intended to be a joint learning session whereby the parties can continuously improve the quality of the overall CNC Services and Internet Services.

                           (2) Intuit may, at its option, request CNC to alter
its action plan for the correction of deficiencies if, in Intuit's judgment, the proposed action plan is insufficient to correct the deficiency in a timely manner.

                           (3) During the Implementation Phase, CNC and Intuit
shall cooperate and work diligently in performing their respective responsibilities under the Agreement, including the correction of problems causing CNC to fail to satisfy the Performance Standards and addressing excessive or unacceptable levels of Customer complaints. If CNC does not correct or, in Intuit's good faith judgment, make sufficient progress to correct such performance deficiencies or resolve such customer complaints despite the parties' cooperation, then Intuit may terminate the Agreement, in addition to exercising any of its rights provided in the Agreement. In such event, CNC agrees to assist Intuit in transitioning the CNC Services to Intuit or its designee consistent with the transition procedures set forth in the Agreement. During the first four months following the commencement of the Transition Period, Intuit's payments to CNC for Service Charges shall be reduced to [*] per hour for all Customers/Service Categories. If the transition is not completed by Intuit within the first four months of the Transition Period, then the Service Charges will revert to the levels specified in Exhibit D until the transition is completed. If Intuit chooses to terminate the Agreement, then CNC will promptly deliver to Intuit the source code for all Intuit registration server software (except to the extent such source code is owned by third parties and cannot be delivered by CNC, as may be the case with certain software development tools) at no cost to Intuit and otherwise perform its obligations set forth in the Agreement.

                         (4)  By the end of the Implementation Phase, Intuit and
CNC will jointly agree to continue the Operations Reviews as outlined above, or agree on some other mutually acceptable review and improvement process.

                         (5)  By the end of the Implementation Phase, Intuit and
CNC will jointly agree on (i) a process for determining what and how financial penalties will be assessed by Intuit against CNC for CNC's failure to achieve the Performance Standards, and (ii) the amount of the penalty. Any financial penalties assessed by Intuit against CNC will be made only after a penalty review conference attended by senior managers of both CNC and Intuit and the setting of such penalties shall give due consideration to the factors described above. CNC will not be subject to financial penalties for failure to meet Performance Standards in any month that the actual CNC Network usage or customer service call volume relating to Intuit Customers exceeds Intuit's initial forecast for such month by more than [*]. For example, if Intuit's December 1995 forecast for January, February and March estimates that March 1996 CNC Network usage will be [*] hours and the actual CNC Network usage by the Customers is [*] hours, then CNC will not be subject to financial penalties based on its failure to achieve the applicable Performance Standards for March.

     5.   Significant Service Interruptions.  In addition to its rights to
          ---------------------------------
terminate the Agreement pursuant to Section 6, Intuit may immediately give notice of termination of the Agreement if either of the following Service Interruptions occur, subject only to CNC's rights relating to a Force Majeure Event pursuant to Section 6.5 (if applicable):

            1 A "Network Availability Service Interruption" which shall mean a service interruption whereby the CNC Network is available for less than ten hours during any given 48 hour period to more than [*] of the Customers.

            2 A "Customer Support Service Interruption" which shall mean a service interruption whereby customer service or support is available for less than ten hours during any given 96 hour period to more than [*] of the Customers.


Attachments:
-----------

A-1: Network Description (3 pages); List of current CNC POPs and related Ports (5 pages)

A-2: Sample Erlang B Table (2 pages)

                                       25

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    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT "B"
                                  -----------

                       DEVELOPMENT PROJECT WORK STATEMENT

1.   Project Coordination
     --------------------

     Project Managers:
     ----------------

     Intuit:   Jennifer Jones-Hall

     CNC: John Peters

     The Project Manager of each party shall be responsible for arranging all meetings, visits and consultations between the parties that are of a non-technical nature. They shall also be responsible for receiving all notices under this Agreement and for all administrative matters such as invoicing and payments. All amendments to the Agreement must be signed by an officer of the respective party.

     Technical Coordinators:
     ----------------------

     Intuit: Kim MacPherson

     CNC: Mike Sharmon

     The Technical Coordinator of each party shall be responsible for technical and system performance matters, and the transmission and receipt of deliverables and technical information between the parties.

     The designation of a party's Project Manager or Technical Coordinator may be changed from time to time by written notice to the other party.

2.   Project Description.  The parties will perform the activities associated
     -------------------
with hardware, software and systems development related to the actions generally described and on the timetable set forth in "Production Schedules" developed by Intuit based, in part, on supporting production schedules developed and provided to Intuit by CNC, an example of which is attached hereto as Attachment B-1. The
                                                            --------------
Production Schedule shall be modified and updated by the parties as requirements change. Each party is responsible for providing the number of trained personnel, facilities and other resources necessary to support the deliverable deadlines. Each party will be responsible for its own expenses associated with its performance. Because of the short deadlines associated with the initial Development Project, the parties will work diligently and in good faith to develop on a continuing basis all necessary functional and technical specifications of devices, software code and other deliverables, including any specific enhancements that may be sought. Each party will cooperate in developing, performing and/or delivering any reports, reviews, inspections, and tests to be conducted.

3.   Beta Testing Procedures.  The description of and schedule for Beta testing
     -----------------------
of the System and its components shall be described in "Test Schedules" developed by Intuit based, in part, on supporting production schedules developed and delivered to Intuit by CNC . Test Schedules shall be modified and updated as requirements change. On an ongoing basis, the parties shall review, inspect and test the deliverables and the performance of the System (including the CNC Network, e.g., internal quality assurance testing of CNC components such as
         ----
registration server, billing and account management systems, reconciliation process, security, etc.) in order to determine whether
                   ---
such comply with the specifications and performance standards therefor. To the extent that any deliverables fail beta testing, the parties shall use their reasonable best efforts to correct any problems or defects, which corrections shall not be deemed completed until the parties determine in good faith that such meet all applicable specifications and performance standards. Each party will be responsible for its own expenses associated with its performance.

4.   Ongoing System Development.  CNC acknowledges that the Internet Services
     --------------------------
offered by Intuit will be developed, modified and enhanced during the Term of the Agreement as, for example, when any supplier of Intuit's Internet browser software revises its software. Therefore, consistent with its other obligations pursuant to the Agreement, CNC shall work with Intuit and Intuit's other suppliers or consultants to improve, modify or take other actions necessary or reasonable to support the Internet Services over the Term of the Agreement. Among other things, this support may involve subsequent development projects, beta testing and service or product introductions on the following terms:

     a. CNC will agree to pass-through [*] any network/system improvements made available to customers at large.

     b. CNC will agree to maintain/fix-bugs in the existing Intuit registration server and "free" account login/screening servers for the First Contract Year of the Agreement [*]. CNC maintenance for the Second and Third Contract Years will be offered on a T&M basis at the rates indicated below

     c. New feature development (including the registration server) requested by Intuit will be provided at the rate of [*] per staff-month or [*] for the First Contract Year, increased by no more than [*]/year for the Second and Third Contract Years of the Agreement. These charges will become effective as of the Execution Date of this Agreement (i.e., CNC will eat the development costs-to-date on the registration/login servers).

     d. If CNC and Intuit can not agree on the price, schedule or scope of the new feature development for the registration server software, then Intuit may purchase a non-exclusive source code license of the software for [*] and request CNC to provide facilities management of an Intuit-owned server for a fee of [*] per server. CNC will provide, at Intuit's request, up to two engineering staff weeks of time at [*] to assist in the transition of the source code to Intuit's engineers. It is understood that the source code and any accompanying documentation is being delivered "as is" on the date of requested delivery.

     e. CNC agrees to implement the Netscape "Cookie" functionality at no additional charge in a mutually agreeable timeframe (target date is December 1, 1995).

     (f) CNC will advise Intuit in advance if CNC believes that development or support services requested by Intuit are chargeable to Intuit.

Attachments:
-----------

B-1  - Example of Production Schedule

----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT "C"
                                  -----------

                  CNC NETWORK OPERATIONS AND CUSTOMER SERVICE


1.   Network Operation.  CNC is responsible for all ongoing on-line network and
     -----------------
related operations such as customer logon procedures, registration, customer database management, isolation of Customer Information from other data, procedures regarding access/services upgrades, system maintenance, network monitoring, surveillance, capacity planning, failure and contingency procedures, etc.
---

2.   Customer Service.  Intuit's goal is to provide exceptional customer support
     ----------------
with respect to the Internet Services. The parties acknowledge that the customer support model initially implemented may change over time as they better understand the customers' needs and problem areas. Initially, customer support will be categorized into the following areas:

               Category #       Description of Customer Support
               ----------       -------------------------------

                    1 Customer support relating to Intuit software applications, e.g., Quicken, Quickbooks, TurboTax,
                                          ----
                            etc.
                            ---

                    2       Customer support prior to registration, i.e.,
                                                                    ----
                            "getting started" help (such as browser install, network configuration and modem setup)

                    3 Registration support (on-line connection to registration server for Restricted and Full Internet Access)

                    4       Network connection support (i.e., cannot establish
                                                        ----
                            connection, routine network trouble calls, busies,
                            etc.)
                            ---

                    5 Full Internet Access Support (7 days/week by 24 hours/day)

   Initially, Intuit will provide customer support in Categories 1 and 2 at its expense, and CNC shall provide customer support in Categories 3, 4 and 5 at its expense. CNC is authorized, with Intuit's prior written consent, to subcontract technical support to a qualified third party. Subsequently, Intuit (or its subcontractor), at its election, may assume responsibility for customer support in Category 3. In such event, CNC shall be responsible for paying Intuit the cost of all customer support provided by Intuit in Category 3 at a rate agreed to between the parties based on prevailing outsourcer rates (or, if no agreement is reached, at the rate of [*]/minute per phone call). Additionally, if
Intuit receives customer service calls in Categories 3, 4 or 5 because of CNC's inability to service the level of customer calls being received or because malfunctions on the CNC Network are causing increased customer problems, then CNC shall, as a part of the Monthly Reconciliation Process described in Exhibit
                                                                        -------
"D" to the Agreement, reimburse Intuit at a rate agreed to between the parties
---
based on prevailing outsourcer rates (or, if no agreement is reached, at the rate of [*]/minute per call). Conversely, Intuit shall be responsible for paying CNC the cost of all customer support provided by CNC in Categories 1 or 2 at the rate of [*] per call.

----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

   Intuit and CNC will jointly develop call answering, call transfer and other customer service related procedures, e.g., use of Intuit brand names. In this
                                     ----
regard, CNC will provide technical support training at its expense to Intuit's call centers (whether call services are performed by Intuit or subcontracted).

3. Customer Support Managers.
   -------------------------

   Intuit:          Jim Bishop

   CNC:             Eileen Curtis

   The Customer Support Manager of each party shall be responsible for arranging all meetings, visits and consultations between the parties relating to customer service including forecast reviews, satisfaction of performance standards relating to customer service and support, implementation plans, escalation procedures for problems, call flows, call categories, and similar matters affecting customer support and service. The designation of a party's Customer Support Manager may be changed from time to time by written notice to the other party.

4. Customer Billings and Credits.
   -----------------------------

   A. Background.  The parties acknowledge that additional operating experience
      ----------
with the Internet Services and Customer feedback is required in order to fully develop effective billing and credit procedures. Therefore, during the period prior to February 1, 1996, Intuit and CNC will define, develop and implement customer billing and credit procedures. The following sections identify the initial procedures prior to February 1, 1996.

   B. Customer Billing Procedures.  During the initial phase of operations, the
      ---------------------------
parties will handle Customer billings as follows:

      1. When a Customer upgrades from Restricted Internet Service to Full Internet Service (or such other levels or types of services established in the future), CNC will promptly conduct a billing account validation pursuant to customary industry procedures, e.g., confirmation of the card number and
                               ----
expiration date. If the Customer satisfactorily completes the billing account validation process, then CNC will register the Customer for Full Internet Service (or such other levels or types of services established in the future) and store this information in the appropriate data files (an "Upgrade Account"). CNC and Intuit will develop mutually acceptable procedures to refine the billing account validation process, such as determining the number of times that a Customer may attempt to upgrade before being denied upgrade because of validation problems.

      2. Shortly after midnight every night, CNC will transfer the Upgrade Accounts to the appropriate data files and run Customer billings. Customers shall be billed monthly on their anniversary date in advance for any service plan-related charges (e.g., where Customers have taken a package billing
                      ----
approach such as seven hours for $9.95), and in arrears for any charges relating to usage in excess of service plan amounts or where the Customer has elected to be billed on an hourly basis. The monthly billing information shall be transmitted to the credit card processor designated by Intuit (the "Processor"). In selecting any Processors, Intuit shall in good faith consider CNC's recommendations and observations, e.g., the difficulty of working with such
                                  ----
Processor, the requirement for CNC to establish new procedures or systems, and the economic effect on CNC of such changes.

      3. All Customer Charges processed by the Processor shall be deposited into an Intuit account, and shall be Intuit's sole property.

   C.  Customer Credit Procedures.  During the initial phase of operations, the
       --------------------------
parties will handle Customer credits as follows:

        1. Improper or Inaccurate Billings.  If CNC determines that it has
           -------------------------------
improperly or inaccurately charged a Customer's credit card for Internet Services that were not provided to or used by the Customer, then CNC shall file and process appropriate credits for the Customer with the Processor to correct the error. If the improper or inaccurate billing also resulted in inaccurate or improper Service Charges being assessed to Intuit, then CNC shall provide Intuit with appropriate credits to its Service Charges as a part of the next Monthly Reconciliation performed pursuant to Exhibit "D."

        2. Fraudulent Billings.  If a Customer contacts CNC to request a credit
           -------------------
because the Customer claims that his/her credit card was stolen or fraudulently used, then CNC shall refer the Customer to his/her credit card company for appropriate handling of the matter.

         3. Discretionary Usage Credits.  Intuit and CNC acknowledge that the
            ---------------------------
long-term economic success of the Internet Services is affected substantially by Customers' ongoing use of the Internet Services. Therefore, CNC may exercise its reasonable judgment and grant usage credits to Customers where it believes such action is in the best interests of Intuit. By way of example, if a Customer expresses surprise at receiving a large bill but acknowledges that he or she actually used that amount of time, then CNC might elect to give the Customer a partial usage credit (i.e., a dollar amount equivalent to a reasonable number
                      ----
of "free" hours of use on his or her next bill). Intuit, with CNC's assistance, shall establish guidelines on granting such credits from time to time. CNC shall not grant usage credits in contravention of such guidelines without Intuit's written consent. In its monthly reports to Intuit, CNC shall report its grant of such usage credits.

         5. Bad Debts. Initially, upon notification that a Customer's credit
            ---------
charges will not be paid or have been denied, CNC will take steps to have a notification of such sent to the affected Customer the next time he/she logs on to the CNC Network that advises the Customer to contact CNC to resolve the credit problem and to obtain payment. During the Term, CNC and Intuit will work together to develop and implement bad debt procedures as the need arises.

                                  EXHIBIT "D"
                                  -----------

                          SERVICE AND CUSTOMER CHARGES

A. SERVICE CHARGES.

   1.               Service Charges.  The Service Charges during the First
                    ---------------
Contract Year payable to CNC for the CNC Services (subject to any adjustments pursuant to the Agreement) shall be as follows:




   Amount                     Customer/Service Category
   ------                     -------------------------



                                      [*]



2.   Monthly Reconciliation Process.  Within 3 business days of the end of each
     ------------------------------
calendar month, CNC shall conduct a "Monthly Reconciliation" as follows:

     a. Prepare and deliver to Intuit a report containing (A) the usage, customer service and performance information described in Exhibit "A", and (B) the "Cumulative Service Charges" chargeable to Intuit for the applicable calendar month, net of all applicable penalties, credits and reimbursements calculated as follows: (i) the chargeable time and related cumulative Service Charges for each Customer/Service Category (Full, Restricted, Non-Internet Traffic, and Off Peak Access) plus (ii)
                                                                      ----
        the amount of any Forecast Shortfall Penalty (calculated pursuant to Item (1) below), if any, minus (iii) financial penalties for CNC's failure to meet Performance Standards (see Item (2) below), if any, plus
                                                                            ----
        (iv) any amounts owed to Intuit for Customer Service Charges

----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        reimbursable by CNC pursuant to Exhibit "C" of the Agreement, minus (v)
                                                                   -----
        any amounts owed by Intuit to CNC for Customer Service charges reimbursable by Intuit pursuant to Exhibit "C" of the Agreement, plus or
                                                                         -------
        minus (vi) any other adjustments agreed to between the parties. CNC
        -----
        shall also include an invoice for the Cumulative Service Charges, as adjusted pursuant to this Agreement, and Intuit shall pay such invoice within thirty days of its receipt.

        (1)  Forecast Shortfall Penalty.  Within ten days of its receipt of
             --------------------------
             CNC's Monthly Reconciliation, Intuit will develop and provide to CNC a non-binding rolling forecast of anticipated CNC Network usage by the Customers for the next three calendar months. To the extent that the actual volume of forecasted hours of a given month is less than [*] of Intuit's most recent estimate of forecasted hours for such month, Intuit will pay CNC the difference between the actual volume and [*] of the most recent estimate for such month using the then effective Restricted Internet Services hourly charge. By way of illustration, if Intuit's most recent forecast in December, 1995, estimates an aggregate total Customer usage for January, 1996 of [*] hours and the actual usage for January was [*] hours, then Intuit would be required to compensate CNC at the foregoing rate for the difference between [*] hours and [*] hours (i.e., [*] of the most recent estimate of [*] hours).

        (2)  CNC Performance Financial Penalty.  This credit will be an amount
             ---------------------------------
             equal to the financial penalties payable by CNC to Intuit established pursuant to Exhibit "A" of the Agreement.

     b. Prepare and deliver (or make available for Intuit's ready on-line access) to Intuit a Customer Charge report reflecting the number of connect hours for each Customer, the amount of Customer Charges billed to Customers, the amount of payments billed to and received from Customers, the amount of any credits given to Customers, and other related billing or financial information reasonably requested by Intuit. Additionally, CNC will deliver or make available on-line to Intuit a report showing all charges to and collections from Customers on a cumulative basis ("Monthly Customer Collections") including names, billing numbers, Internet name, anniversary date, time used per billing period and connection, payment plan, e-mail preference, pay type, and other information reasonably requested by Intuit.

3.   CNC Termination Right.  If the average hourly usage of the Full Internet
     ---------------------
Services Customers is less than five hours per month at the end of the Implementation Phase, then CNC may request Intuit to enter into an arrangement to compensate CNC for the difference between the actual average usage of such Full Internet Services Customers and CNC's desired usage for such Customer of at least five hours per month. If Intuit declines to enter into such an arrangement, then CNC may elect to terminate the Agreement effective after the next major revision and release date for all of the Products covered by the Agreement subject to CNC's obligation to assist Intuit in transitioning to a new Internet access services provider pursuant to this Agreement.

B.   CUSTOMER CHARGES AND INFORMATION STATEMENTS

     Intuit will establish the Customer Charges from time to time in its sole discretion. As a part of the CNC Services, CNC shall deliver or make available by December 31, 1995 usage, account and billing information on a continuous basis to Intuit and all Customers (whether for Restricted or Full Internet Services) through on-line access such as hours/month usage, charges/credits, and other information reasonably requested by Intuit (the "Information Statement"). Additionally, upon

----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer request, CNC shall mail a hard copy of the Information Statement to such Customer. Prior to December 31, 1995, Customers may call CNC to obtain their billing and account status.

C.   CNC REPORTING

     1.   Initial Reporting.  During the period prior to January 1, 1996, CNC
          -----------------
and Intuit will define, develop and implement reporting requirements. During this initial period, CNC will use its reasonable best efforts to provide Intuit with requested information, but Intuit acknowledges that CNC's initial reporting will be minimal.

     2.   Ongoing Reporting.  Not later than January 1, 1996, CNC will implement
          -----------------
the report set agreed to between the parties on a monthly basis including information such as:

New Subscribers/month (Actual)         -            Restricted Access, Full Access accounts
                                                   with price option 1, and Full Access account
                                                   with price option 2
Total # Base Subscribers/month         -           (same breakdown as above)
    (including New)
Average Personal Usage/month           -           (same breakdown as above)
Peak hours/day                         -           Number of subscribers (same breakdown),
                                                   number of hours
Peak day/week                          -           (same breakdown as "per day" report)
Number of inactive accounts            -           not used in a month per Customer/Service
                                       -           category
Customer Service Calls                 -           (breakdown to be developed)

D.   INTUIT FORECASTING

     1.   Initial Forecasting.  During January 1, 1996, CNC and Intuit will
          -------------------
define, develop and implement forecasting requirements. During this initial period, Intuit will use its reasonable best efforts to provide CNC with requested information, but CNC acknowledges that Intuit's initial reporting will be minimal.

     2.   Ongoing Forecasting.  Not later than January 1, 1996, Intuit will
          -------------------
implement the forecasting set agreed to between the parties including information such as:

Estimated New Subscribers/month       -            Restricted Access, Full Access accounts
Estimated Total # Base                -            (same breakdown as above)
 Subscribers/month
Estimated Average Personal            -            (same breakdown as above)
 Usage/month

Intuit's forecast shall be a rolling 90 day forecast updated on a monthly basis. For example, in December 1995, Intuit will make its forecast for the immediately following January, February and March 1996. Then, in January 1996, Intuit will issue an updated forecast for the immediately following February and March, and makes its initial forecast for April. As noted in Section D.2.(b)(5) of Exhibit "A", CNC shall not be held responsible for failing to achieve those Performance Standards adversely affected by a situation where Intuit's initial [*] forecast for a month underestimates actual network usage or customer service calls by more than [*]; provided, however, that CNC will use its reasonable best efforts to adjust to changes in Intuit's forecasts and the actual volumes experienced at any given time so as to attempt to achieve such Performance Standards.

----------------
    [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT "E"
                                  -----------

                              SECURITY GUIDELINES


CNC acknowledges that the security of Customer Information is an absolute requirement. During the Implementation Phase, the parties will develop all necessary or advisable systems, practices, guidelines and procedures to achieve this requirement, and continue to do so during the Term of the Agreement.

                                  EXHIBIT "F"
                                  -----------

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("Agreement") is effective as of August 1, 1995 (the "Effective Date"), by and between Intuit Inc., a Delaware corporation ("Intuit"), and Concentric Network Corporation, a Florida corporation formerly known as Concentric Research Corporation ("CNC"), with reference to the following facts:

                                    RECITALS
                                    --------

     A. CNC and Intuit have entered into that certain Internet Access Services Agreement effective as of August 1, 1995 (the "Access Agreement") pursuant to which CNC has agreed to license the use of the CNC Code to Intuit.

     NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.  "CNC Code" shall mean the POP, login server, registration
     -----------
server, encryption, data security and other software described in or relating to the performance of the Access Agreement, including any related documentation, developed during the Term of the Access Agreement. Any other capitalized terms not defined herein shall have the meaning given them in the Access Agreement.

2.   Grant of License.
     ----------------

     2.1 CNC hereby grants to Intuit (or its designee, e.g., a replacement Internet access service provider) a world-wide, non-exclusive, fully paid, perpetual right and license (i) to use all or any portion of the CNC Code in connection with the production, copying, license, distribution and sale of the Products, including any portion of the CNC Code which may be distributed or made available to the Customers in order for them to properly access the CNC Network, and (ii) to sublicense the copying and use of the CNC Code to the Customers in connection with the Customers' use of the Products, provided that Intuit's right to distribute the CNC Code to its Customers shall extend only during the Term and Transition Period. However, nothing in this Agreement or the Access Agreement shall affect the continuing right (i) of Intuit to distribute Product containing the CNC Code that may be in the process of manufacture or held in inventory at the time that the Term of the Access Agreement terminates or expires, or (ii) of the Customers to use the CNC Code that is contained in any Product that they may acquire.

     2.2 The grant to Intuit in Section 2.1 includes the right to use, modify, adapt, copy, display and otherwise exploit the CNC Code in any manner reasonably necessary or advisable for Intuit (or its designee) to provide Internet services or access to the Customers during or after the Term of the Access Agreement.

     2.3 CNC and Intuit intend that the license granted to Intuit pursuant to this Agreement shall ensure (A) that Intuit is able (i) to smoothly, quickly, cost-effectively and efficiently transition the CNC Services from CNC to another access services provider and (ii) to provide high quality services at the performance levels specified in the Access Agreement to the Customers on a continuous basis in the event of such a transition, and (B) that the Customers are able to use the Internet Services during, from and after such a transition. However, the definition of the CNC Code and the scope and the duration of the license and rights granted in this Agreement are not intended to extend beyond the definition, scope and duration, as applicable, that Intuit reasonably determines in good faith to be necessary or advisable to accomplish the intention of the parties as expressed in the foregoing sentence or in the Access Agreement.

3.   No Infringement.  CNC represents and warrants on a continuing basis that
     ---------------
neither the CNC Code, nor the exercise by Intuit of any of the rights granted under this Agreement, will infringe any intellectual property right of any third party and that there is no litigation or claim pending or, to CNC's knowledge, threatened relating thereto. CNC shall and hereby does indemnify and defend Intuit and hold it harmless from and against any and all claims, liabilities, losses, costs and expenses including, but not limited to, reasonable attorneys' fees and costs of suit, incurred by Intuit as a result of or arising from any claim or proceeding made or brought against Intuit that the use, reproduction, marketing, sale, sublicensing or distribution of CNC Code infringes any patent, copyright or other rights of any third party, or that the CNC Code is defective. This indemnity shall not apply to the extent such claims result from Intuit's own modification or alteration of the CNC Code. Intuit shall promptly notify CNC of any such claim(s) of which it becomes aware and shall, at CNC's request and expense, cooperate in the investigation and defense of such claim(s).

4.   Miscellaneous.
     -------------

     4.1  Entire Agreement.  This Agreement shall be governed by and construed
          ----------------
in accordance with the substantive laws of the State of California (not including its choice of law provisions). This Agreement, as supplemented by the Access Agreement, constitutes the entire understanding between the parties with respect to the licensing of the CNC Code contemplated herein. This Agreement shall not be modified except in a writing signed by and exchanged between both of the parties and expressly referencing this Agreement. No waiver of any provision of the Agreement or any right or obligations of either party hereunder shall be effective, except pursuant to a writing signed and delivered by the party waiving compliance. Any such written waiver shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement. Neither party shall by mere lapse of time without giving notice or taking other action hereunder be deemed to have waived any breach by the other party of any of the provisions of this Agreement. This Agreement shall be binding on all successors and assigns of the parties.

     4.2  No Executory Obligation.  CNC acknowledges that this Agreement is not
          -----------------------
an "executory contract" within the meaning of the U.S. Bankruptcy Code and shall not be subject to rejection by any debtor-in-possession, bankruptcy trustee or the like.

     4.3  Severability.  If any provisions of this Agreement shall be held by a
          ------------
court, arbitrator or other tribunal of competent jurisdiction to be invalid or unenforceable, such provisions shall be deemed valid and enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement shall be effective as of the Effective Date and it shall be deemed accepted and made in San Diego, California.


Execution Date: December 11, 1995

INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By: /s/ William Harris                 By: /s/ Henry Nothhaft
   -------------------------             ----------------------------------
   William Harris, Executive              Henry Nothhaft, President and CEO
       Vice President

Address: 6256 Greenwich Drive          Address: 10590 N. Tantau Avenue
         San Diego, CA  92122                   Cupertino, CA 95014

                              AMENDMENT NO. 1 TO
                       INTERNET ACCESS SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO INTERNET ACCESS SERVICES AGREEMENT ("Amendment") is made and effective as of August 15, 1996 (the "Effective Date"), by and between Intuit Inc., a Delaware corporation ("Intuit"), and Concentric Network Corporation, a Florida corporation ("CNC"), with reference to the following facts:

                                    RECITALS
                                    --------

     A. Intuit and CNC are parties to that certain Internet Access Services Agreement effective as of August 1,1995 (the "Agreement").

     B. Intuit and CNC desire to expand the types of pricing plans available to the Customers and, hereby, agree to amend the Agreement as set forth herein.

     NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

     1. Except as otherwise defined herein, capitalized terms shall have the meaning given them in the Agreement.

     2. Exhibit "D" entitled "SERVICE AND CUSTOMER CHARGES" is hereby revised and restated in its entirety as follows:

"A.  SERVICE CHARGES.

     1.   Service Charges. Intuit may, at its discretion, offer pricing plans to
          ---------------
the Customers of various types. As of the date of this Amendment, Intuit intends to offer plans in the following general categories.

          a.   Standard Plans.
               --------------

               (1) "Standard Plans" are arrangements whereby Customers are charged on an hourly basis, or charged a specified dollar amount for a certain number of hours of "free" usage per month with monthly usage in excess of the free amount chargeable at a specified hourly rate, and CNC is compensated on a hours usage basis. An example of this type of plan is Intuit's current "Frequent User Plan" under which the Customer receives seven hours of usage for $9.95 per month, and pays $1.95 for each hour of usage in excess of seven hours in the specified month. The Service Charges during the First Contract Year payable to CNC for the CNC Services (subject to any adjustments pursuant to the Agreement) under Standard Plans shall be as follows:

          Amount                         Customer/Service Category
          ------                         -------------------------

          [*]                            Full Internet Services Customers

          [*]                            Restricted Internet Services Customers


------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          *                              Non-Internet Traffic

          [*] "Off-Peak Access" (from 2:00 a.m. to 6:00 a.m. local time, where local is the respective time zone of the Customer)

     * CNC agrees to provide Intuit the most favored pricing on future Non-Internet Traffic based on equivalent services offered, terms and conditions of such offering.

     Service Charges for Standard Plans will be calculated pro rata on a one second incremental basis (rounded to four decimal places). For example, Intuit would be charged unadjusted total Service Charges of [*] in a Monthly Reconciliation Report (see below) reflecting a total of 750.7 connection hours for such period for Full Internet Service Customers (peak time), 1,825.2 connection hours for Restricted Internet Services Customers (peak time), and 2,015.6 connection hours for all Off-Peak Access". A "connection" shall begin when the CNC Network has validated a name and password, and terminate when the modem "carrier dropped" message occurs whether triggered by a customer-initiated disconnect or a shutdown of the connecting application. All Service Charges under Standard Plans for all Customer/Service Categories for the Second Contract Year commencing on the first anniversary of the Release Date shall be reduced [*] for Full Internet Services Customers and from [*] for Restricted Internet Services Customers. All Service Charges under Standard Plans for all Customer/Service Categories for the Third Contract Year shall be reduced an additional [*] from the rates charged in the Second Contract Year, e.g., from
                                                                   ----
[*] for Full Internet Customer Services Customers and from [*]/hour to [*]/hour for Restricted Internet Services Customers.

          (2) Option to Convert Frequent User Standard Plan. After the date of
              ---------------------------------------------
this Amendment, Intuit by written notice to CNC may elect to convert its current Frequent User Plan from a Standard Plan to a Package Plan on the following terms and conditions for Customers that subscribe to such converted plan:

              (a) Usage and Customer Charges. The Customer will pay Intuit
                  --------------------------
[*] in advance for seven hours of usage, and [*] in arrears for each hour of usage in excess of seven hours in the specified month.

              (b) Service Charges. As a part of the Monthly Reconciliation
                  ---------------
Process, CNC will invoice Intuit for, and Intuit will pay CNC, (i) [*] for each Intuit Frequent User Plan Customer that subscribed to such plan during the applicable month, and (ii) [*] charged to such Customer for each hour of "excess" usage by such Customer during the applicable month.

              (c) Additional Intuit Compensation. Additionally, as a part of the
                  ------------------------------
Monthly Reconciliation Process, CNC will pay Intuit a [*] "commission" for each Customer who previously signed up for the Intuit Frequent User Plan and has paid for at least two successive full months of service under the new Package Plan arrangement.

------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          b.   Package Plans. "Package Plans" are new arrangements implemented
               -------------
under this Amendment whereby Full Internet Services Customers are charged a specified dollar amount for a certain number of hours of "free" usage per month with monthly usage in excess of the free amount chargeable at a specified hourly rate, and CNC is compensated as specified below. In the case that a given package plan is "unlimited," the Customer may use an unlimited number of hours for a specified monthly rate. Under Package Plans, CNC will not be paid its normal hourly Service Charges (as noted above for Standard Plans) but, instead, Intuit will pay Service Charges in another form to CNC as follows:

              (1) Usage and Customer Charges. The Customer will pay Intuit a
                  --------------------------
specified monthly rate in advance for a designated period of usage on a month-to-month basis, and in arrears for any usage in excess of the "free" or included monthly usage amount.

              (2) Service Charges. As a part of the Monthly Reconciliation
                  ---------------
Process, CNC will invoice Intuit for, and Intuit will pay CNC, a specified monthly Service Charge for each Intuit Unlimited Plan Customer that subscribed to such plan during the applicable month.

              (3) Additional Intuit Compensation. Additionally, as a part of the
                  ------------------------------
Monthly Reconciliation Process, CNC will pay Intuit a "commission" (sometimes referred to as a "bounty") for each Customer who previously signed up for the applicable Package Plan (including both former Standard Plan Customers and new Customers) and has paid for at least a specified number of successive full months of service. Commissions or bounties will be paid once during the "lifetime" of a Customer when the Customer makes his/her first change from a Standard Plan to a Package Plan. Additionally, CNC and Intuit will from time to time review the amount and timing of the payment of the commission to determine its fairness, and make such changes as the parties may mutually agree.

          c.  Prepaid Plans. "Prepaid Plans" are new arrangements implemented
              -------------
under this Amendment whereby Full Internet Services Customers can purchase a specified level (which may be unlimited) of monthly usage effectively at a discounted monthly fee if Customer pre-pays for a specified period. Under a Prepaid Plan, CNC will not be paid its normal hourly Service Charges (as noted above for Standard Plans) but, instead, Intuit will pay Service Charges in another form to CNC as follows:

              (1) Usage and Customer Charges. The Customer will pay Intuit a
                  --------------------------
specified monthly rate in advance for the specified level of (or unlimited) usage for a designated period of time, e.g.. pre-pay for six months at a monthly
                                       ----
rate discounted from the normal "Package Plan" rate for unlimited monthly usage.

              (2) Service Charges. As a part of the Monthly Reconciliation
                  ---------------
Process, CNC will invoice Intuit for, and Intuit will pay CNC, a specified amount per each Intuit Prepaid Plan Customer who subscribed to such plan during the applicable month.

              (3) Additional Intuit Compensation. Additionally, as a part of the
                  ------------------------------
Monthly Reconciliation Process, CNC will pay Intuit a "commission" (sometimes referred to as a "bounty") for each Customer (including both former Standard Plan

Customers and new Customers) who previously subscribed for the Prepaid Plan if such Customer has not canceled such subscription during a specified number of full months of service under such plan. Commissions or bounties will be paid once during the "lifetime" of a Customer when the Customer makes his/her first change from a Standard Plan to a Prepaid Plan. Additionally, CNC and Intuit will from time to time review the amount and timing of the payment of the commission to determine its fairness, and make such changes as the parties may mutually agree.

              (4) Cancellation. A Prepaid Plan may be cancelable by the
                  ------------
Customer. Any cancellation adjustments or penalties shall be set forth in the applicable Plan Amendment (see subsection "d" below).

              (5) Continuation Services. In the event that a Customer does not
                  ---------------------
notify CNC or Intuit that he/she intends to extend his/her Prepaid Plan, the Customer will be notified (at the time of initially signing up for the Prepaid
Plan) that his/her service plan shall automatically revert to the comparable Package Plan at the end of the applicable prepaid period.

          d.  Implementation of Plans. A list of the Package Plans and Prepaid
              -----------------------
Plans Intuit intends to implement as of the date of this Amendment is attached hereto as Attachment "D-1". Subsequent changes to these new plans or the creation of new Package and Prepaid Plans shall be implemented by the parties through the execution and exchange of ""Plan Amendments" substantially in the form of Attachment "D-2" hereto.

          e.  800# Telephone Services. CNC shall provide 800# telephone services
              -----------------------
to the Customers under Standard, Package and Prepaid Plans as a method for the Customers to gain access to Intuit's Services. Intuit will charge the Customers at an initial rate of [*] per hour for this service as a part of the periodic billing of such Customers. Then, as a part of the Monthly Reconciliation Process, CNC will invoice Intuit for, and Intuit will pay CNC, [*] at the foregoing hourly charge for each hour of 800# service billed to the Customers during the applicable month. Intuit and CNC will modify Customer charges, and any amounts payable by Intuit related thereto, to account for changes in the cost or pricing of 800# telephone services. Any 800# telephone charges shall be in addition to any usage charges under the Customer's applicable Standard, Package or Prepaid Plan.

     2.   Monthly Reconciliation Process.  Within 3 business days of the end of
          ------------------------------
each calendar month, CNC shall conduct a "Monthly Reconciliation" as follows:

          a. Prepare and deliver to Intuit a report containing (A) the usage, customer service and performance information described in Exhibit "A", and (B) the "Cumulative Service Charges" chargeable to Intuit for the applicable calendar month, net of all applicable penalties, credits and reimbursements calculated as follows: (i) the chargeable time and related cumulative Service Charges for each Plan/Customer/Service Category (Full, Restricted, Non-Internet Traffic, and Off Peak Access) plus (ii) the amount of any Forecast Shortfall
                              ----
Penalty (calculated pursuant to Item (1) below), if any, minus (iii) financial
                                                         -----
penalties for CNC's failure to meet Performance Standards (see Item (2) below), if any, plus (iv) any amounts owed to Intuit for Customer Service Charges
        ----
reimbursable by CNC pursuant to Exhibit "C" of the Agreement, minus (v) any
                                                             -----
amounts owed by Intuit to CNC for Customer Service charges

------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reimbursable by Intuit pursuant to Exhibit "C" of the Agreement, plus or minus
                                                                 -------------
(vi) any other adjustments agreed to between the parties. CNC shall also include an invoice for the Cumulative Service Charges, as adjusted pursuant to this Agreement, and Intuit shall pay such invoice within thirty days of its receipt.

          (1) Forecast Shortfall Penalty. Within ten days of its receipt of
              --------------------------
CNC's Monthly Reconciliation, Intuit will develop and provide to CNC a non-binding rolling forecast of anticipated CNC Network usage by the Customers subscribing to Standard Plans for the next three calendar months. To the extent that the actual volume of forecasted hours under Standard Plans for a given month is less than [*] of Intuit's most recent estimate of forecasted hours for such month, Intuit will pay CNC the difference between the actual volume of usage under Standard Plans and [*] of the most recent estimate for Standard Plan usage for such month using the then effective Restricted Internet Services hourly charge; provided, however, that Intuit shall not be subject to the foregoing Forecast Shortfall Penalty if the actual number of Customers who subscribe for Package and Prepaid Plans for the applicable month is at least [*] of the number forecasted by Intuit in its most recent monthly forecast for such month. By way of illustration, if (i) Intuit's most recent forecast in December, 1995, estimated an aggregate total Customer usage under Standard Plans for January, 1996 of [*] hours and the actual usage for January was [*] hours and (ii) Intuit achieved only [*] of its aggregate estimate for forecasted users under both its Package Plans and Prepaid Plans, then Intuit would be required to compensate CNC at the foregoing rate for the difference between [*] hours and [*] hours (i.e., [*] of the most recent estimate of [*] hours).

          (2) CNC Performance Financial Penalty. This credit will be an amount
              ---------------------------------
equal to the financial penalties payable by CNC to Intuit established pursuant to Exhibit "A" of the Agreement.

          b. Prepare and deliver (or make available for Intuit's ready on-line access) to Intuit a Customer Charge report reflecting the number of connect hours for each Customer, the amount of Customer Charges billed to Customers, the amount of payments billed to and received from Customers, the amount of any credits given to Customers, and other related billing or financial information reasonably requested by Intuit. Additionally, CNC will deliver or make available on-line to Intuit a report showing all charges to and collections from Customers on a cumulative basis ("Monthly Customer Collections") including names, billing numbers, Internet name, anniversary date, time used per billing period and connection, payment plan, e-mail preference, pay type, and other information reasonably requested by Intuit.

     3.   CNC Termination Right. DELETED (no longer applicable)
          ---------------------

B.   CUSTOMER CHARGES AND INFORMATION STATEMENTS

     Intuit will establish the Customer Charges from time to time in its sole discretion. As a part of the CNC Services, CNC shall deliver or make available by December 31, 1995 usage, account and billing information on a continuous basis to Intuit and all Customers (whether for Restricted or Full Internet Services) through on-line access such as hours/month usage, charges/credits, and other information reasonably requested by Intuit (the "lnformation Statement"). Additionally, upon Customer request,

------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CNC shall mail a hard copy of the Information Statement to such Customer. Prior to December 31, 1995, Customers may call CNC to obtain their billing and account status.

C.   CNC REPORTING

     1.   Initial Reporting. During the period prior to January 1, 1996, CNC and
          -----------------
Intuit will define, develop and implement reporting requirements. During this initial period, CNC will use its reasonable best efforts to provide Intuit with requested information, but Intuit acknowledges that CNC's initial reporting will be minimal.

     2.   Ongoing Reporting. Not later than January 1, 1996, CNC will implement
          -----------------
the report set agreed to between the parties on a monthly basis including information such as:

     New Subscribers/month (Actual)              -                Standard Plans (Restricted
                                                                  Access, Full Access accounts by
                                                                  type of usage plan), Package
                                                                  Plans, and Prepaid Plans.

     Total # Base Subscribers/month              -                (same breakdown as above)

       (including New)

     Average Personal Usage/month                -                 (same breakdown as above)

     Peak hours/day                              -                 Number of subscribers (same
                                                                   breakdown), number of hours

     Peak day/week                               -                 (same breakdown as "per day"
                                                                    report)

     Number of inactive accounts                 -                 not used in a month per
                                                                   Customer/Service category

     Customer Service Calls                      -                 (breakdown to be developed)

D.   INTUIT FORECASTING

     1.   Initial Forecasting. On an ongoing basis during the term of this
          -------------------
Agreement, CNC and Intuit will define, develop and implement forecasting requirements.


     2.   Ongoing Forecasting. Not later than January 1, 1996, Intuit will
          -------------------
implement the forecasting set agreed to between the parties including information such as:

     Estimated New Subscribers/month             -                 Standard Plans (Restricted
                                                                   Access, Full Access
                                                                   accounts by type of plan),
                                                                   Package Plans and Prepaid

                                                                   Plans

     Estimated Total # Base                       -                (same breakdown as above)
      Subscribers/month

     Estimated Average Personal                   -                Standard Plans Only
      Usage/month

Intuit's forecast shall be a rolling 90 day forecast updated on a monthly basis. For example, in December 1995, Intuit would make its forecast for the immediately following January, February and March 1996. Then, in January 1996, Intuit would issue an updated forecast for the immediately following February and March, and makes its initial forecast for April. As noted in Section D.2.(b)(5) of Exhibit "A", CNC shall not be held responsible for failing to achieve those Performance Standards adversely affected by a situation where Intuit's initial forecast for a month underestimates actual network usage or customer service calls by more than 20%; provided, however, that CNC will use its reasonable best efforts to adjust to changes in Intuit's forecasts and the actual volumes experienced at any given time so as to attempt to achieve such Performance Standards."

     3. The parties acknowledge and agree that the reconciliation, reporting and forecasting of procedures described in Exhibit D shall be deemed amended to include applicable information for the Package and Prepaid Plans.

     4. Intuit's address for notifications given pursuant to Section 8.1 of the Agreement is hereby modified to the address specified below.

     5. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Effective Date and it shall be deemed accepted and made in San Diego, California.

INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By: /s/ WILLIAM HARRIS                 By: /s/ MICHAEL ANTHOFER
   --------------------------             ------------------------
   William Harris                         Michael Anthofer
   Executive Vice President               Chief Financial Officer

   6220 Greenwich Drive                   10590 North Tantau Avenue
   San Diego, CA 92122                    Cupertino, CA 95014

                                ATTACHMENT "D-1"
                       PACKAGE AND PREPAID PRICING PLANS

A.   PACKAGE PLAN

     1.   "lntuit Unlimited Plan"
           ---------------------

          (a) Usage and Customer Charges. The Customer will pay Intuit
              --------------------------
[*]/month in advance for unlimited usage on a month-to-month basis.

          (b) Service Charges. As a part of the Monthly Reconciliation Process,
              ---------------
CNC will invoice Intuit for, and Intuit will pay CNC, [*] for each Intuit Unlimited Plan Customer that subscribed to such plan during the applicable month.

          (c) Additional Intuit Compensation. Additionally, as a part of the
              ------------------------------
Monthly Reconciliation Process, CNC will pay Intuit a [*] "commission" for each Customer who previously signed up for the Intuit Unlimited Plan and has paid for at least two successive full months of service.

                                       8
------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                ATTACHMENT "D-2"

                          FORM OF PLAN AMENDMENT UNDER
            INTERNET ACCESS SERVICES AGREEMENT DATED AUGUST 1, 1995

Name of Plan:
-------------

Category of Plan (circle one): Standard   Package    Prepaid
-----------------------------

Usage and Customer Charges: [TBD]
--------------------------

Service Charges: As a part of the Monthly Reconciliation Process, CNC will
---------------
invoice Intuit for, and Intuit will pay CNC, $___ per each Intuit Plan Customer who subscribed to such plan during the applicable month.

Additional Intuit Compensation. Additionally, as a part of the Monthly
------------------------------
Reconciliation Process, CNC will pay Intuit a $__ commission for each Customer who previously subscribed for the Plan if such Customer has not canceled such subscription during the first _____ full months of service under such plan. The amount and timing of the payment of this commission will be reviewed, and if mutually agreed upon, reset by CNC and Intuit every ___ months.

Cancellation Provisions: [TBD]
-----------------------

Former Plan replaced by this Plan (if applicable): [TBD]

Other terms and conditions: [TBD]
--------------------------


This Plan Amendment is effective as of ______________, 199_, and subject to all of the terms and conditions of the Agreement.

INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By:                                    By:
   ---------------------------            ---------------------------
   Officer:                               Officer:
           -------------------                    --------------------
   Title:                                 Title:
         ---------------------                  ----------------------

6256 Greenwich Drive, Suite 100          10590 North Tantau Avenue
San Diego, CA 92122                      Cupertino, CA 95014

                              AMENDMENT NO. 2 TO
                      INTERNET ACCESS SERVICES AGREEMENT


THIS AMENDMENT NO. 2 TO INTERNET ACCESS SERVICES AGREEMENT ("Amendment") is made and effective as of October 31, 1996 (the "Effective Date"), by and between
                            --
Intuit Inc., a Delaware corporation ("Intuit"), and Concentric Network Corporation, a Florida corporation ("Concentric" or "CNC"), with reference to the following facts:

                                    RECITALS
                                    --------

A. Intuit and CNC are parties to that certain Internet Access Services Agreement effective as of August 1, 1995, as amended by that certain Amendment No. 1 to Internet Access Services Agreement dated August 15, 1996, and as the meaning of certain of its provisions were confirmed pursuant to that certain Acknowledgment and Limited Waiver dated August 20, 1996 (collectively, the "Agreement").

B. Intuit and CNC desire to amend the Agreement to incorporate an additional network performance standard regarding network accessibility.

     NOW, THEREFORE, for valuable consideration, the parties hereto agree as follows:

1. Except as otherwise defined herein, capitalized terms shall have the meaning given them in the Agreement.

2. Exhibit "A", Section C, sub-sections 2b and 2c entitled "Network Processing Capacity Performance Standards (Latency)" and "Customer Service/Support Performance Standards," respectively, are hereby re-labeled as sub-sections 2c and 2d, respectively.

3. Exhibit "A", Section C, sub-section 2 entitled "Performance Standards" is hereby amended to include the following sub-section 2b:

     "b.  Network Connection Success Performance Standard. The CNC Network shall
          -----------------------------------------------
achieve average successful connection rates at or above the following Performance Standards for Intuit Customers attempting to access the CNC Network:

     Target Performance Standard:
     ---------------------------

          [*] "successful connection" rate for VLA-type POP sites

          [*] "successful connection" rate for physical-type POP sites

                                       1

------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Minimum Performance Standard:
     ----------------------------

          [*] "successful connection" rate for VLA-type POP sites

          [*] "successful connection" rate for physical-type POP sites

Comments:
--------

     (1) CNC shall employ a PC-based dial/connection-tool software acceptable to Intuit to measure the successful connection rates of the CNC Network.

     (2) CNC shall conduct testing of the successful connection rates for the CNC Network on a regularly scheduled basis, but no less often than once per calendar month. During the monthly test period, each POP site in the CNC Network shall be tested at least once as specified in Comment (3) below.

     (3) The duration of the test period shall be at least a continuous 24 hour period to satisfy the parties' intention of testing the CNC Network during both daily peak and off-peak hours. CNC shall use a PC based dial/connection tool similar to the Gage Access ISP poll software using a Windows 95 PC configuration, with a standard TCP/IP stack/dialer and a mutually acceptable consumer modem. The network will be tested by accessing at least [*] of the CNC local access phone numbers in the continental United States and Canada during the testing period.

     (4) A "successful connection" is defined as a test call in which the dial/connection-tool software calls into a designated CNC Network POP site, negotiates a connection session, logs into the CNC Network, accesses a www html test page or pings a designated web site, and disconnects from the CNC Network. Further, CNC shall use commercially reasonable efforts to ensure that the test sessions are structured so that the dial/connection-tool software accurately recreates the Intuit customer experience, e.g., by incorporating variables in connection rates for different modem types, dialers, times of day, POP types (VLA and physical), modem speed and Intuit-specific login procedures. Although Modem incompatibility problems will be excluded from the final test results, CNC will implement a mutually acceptable action plan to correct modem incompatibility problems that occur with the modem types that account for the top [*] of all units sold in the United States and Canada, as applicable.

     (5) The test call shall be excluded from the calculation of overall test results if the dial/connection-tool software establishes a connection but experiences an error condition. By way of example, a call in which a Windows95 remote access Service error condition is logged would not be counted as an attempted call in the tabulation of test results.

     (6) The successful connection rates shall be calculated as follows:

                                       2
------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         (a) First, the overall "successful connection" rate for each physical and VLA-type POP sites shall be determined on a POP-by-POP basis by (A) tabulating the total number of test calls initiated by the dial/connection-tool software and the corresponding number of successful connections reported by the dial/connection-tool software, (B) adjusting the total number of test calls downward for any dial/connection tool software error conditions, and (C) dividing the number of test calls that achieved successful connections by the total number of test calls. By way of example, assume the CNC Network had only 2 physical-type POPs and the dial/connection-tool software tests yielded the following results:


         POP       Total     Adjusted      Successful      Successful
                   Test       Total       Connections      Connection
                   Calls      Test                           Rate
                              Calls
         #1         30          29             27             93.1
         #2         38          38             36             94.7
       Totals       68          67             63             94.0

          (b) Second, the weighted average of the "successful connection" rate shall be calculated for all POPs of one type in the CNC Network. This weighted average shall be calculated based on the number of ports at each POP. By way of example, assuming the CNC Network only had 2 physical-type POPs with the following number of ports and achieved the successful connection rates as calculated in Comment (6)(a) above, the weighted average for this 120 port physical POP network as a whole would be 0.9406 (or 94.06%) as indicated in the following table:

         POP           POP               Port             Weighting         Weighted
                    Successful         Count at             Factor           Average
                    Connection        applicable          (based on         Successful
                      Rate               POP                number          Connection
                                                           of ports)           Rate
          #1           93.1               48                   .4              37.24
          #2           94.7               72                   .6              56.82
        Totals         94.0              120                  1.0              94.06%

A separate weighted average calculation would be performed for VLA-type POPs in the CNC Network.

          (c) Finally, the overall weighted average successful connection rate for the CNC Network as calculated above would be compared to the applicable

Performance Standard to determine whether or not CNC had achieved its Network Connection Success performance goal for the applicable calendar month. By way of example, a comparison of the weighted average successful connection rate of [*] for the above physical POPs to the physical-type POP Target Performance Standard of [*] and the Minimum Performance Standard of [*] reflects that CNC has satisfied both performance standards in this performance metric.

     (7) The monthly CNC Network successful connection test results will be reported to Intuit as required pursuant to the Agreement. Each POP-type category (i.e., VLA and physical) must satisfy its respective performance standard for the CNC Network to satisfy this performance standard.

     (8) CNC will develop within one week and execute a corrective action plan acceptable to Intuit to bring into conformance with the applicable Performance Standard any Point of Presence that falls below a [*] successful connection rate. If CNC's corrective action plan requires that it obtain network services from third parties, then the timetable for the execution of such plan will take into consideration the delivery dates for such third party services. CNC's failure or inability to execute the corrective action plan to remedy the problem shall be deemed to be a failure to satisfy the applicable Performance Standard for this measure.

     (9) From time to time, the parties shall evaluate the level of this performance standard compared to the network successful connection rates achieved by other high quality Internet service providers as provided in Exhibit "A", Section C.1."

4. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the Effective Date and it shall be deemed accepted and made in San Diego, California.


INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By: /s/ WILLIAM HARRIS                 By: /s/ MICHAEL ANTHOFER
   --------------------------             ---------------------------
   William Harris                         Michael Anthofer
   Executive Vice President               Vice President and CFO

   6220 Greenwich Drive                   10590 North Tantau Avenue
   San Diego, CA 92122                    Cupertino, CA 95014

                                       4
------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                     PRICING PLAN ADDENDUM NO. 1 PURSUANT
                     TO INTERNET ACCESS SERVICES AGREEMENT

                  Name of Plan: "Intuit 6 Month Prepaid Plan"
                                 ---------------------------

          (a) Usage and Customer Charges. Intuit will charge a new Customer
              --------------------------
(i.e., one who is not currently registered with Intuit for full Internet access) [*] in advance for [*] months of unlimited network usage, apportionable to one free month of full Internet access followed by 6 months of full Internet access at the rate of [*]/month. Existing full Internet access Customers switching from another Intuit plan to this Prepaid Plan will be charged [*] in advance for 6 months of full Internet access, apportionable at the rate of [*]/month.

          (b) Service Charges. As a part of the Monthly Reconciliation Process,
              ---------------
CNC will invoice Intuit for, and Intuit will pay CNC, [*] for each Intuit Customer that subscribes to this Prepaid Plan during the applicable month.

          (c) Additional Intuit Compensation. Additionally, as a part of the
              ------------------------------
Monthly Reconciliation Process, CNC will pay Intuit an [*] "commission" for each Customer who previously signed up for this Prepaid Plan and has been active on the service for at least three successive full months of service. Customers who have converted from a Package Plan to this Prepaid Plan after 60 days of active paid service will not be included in the calculation of the foregoing commission payable by CNC for this Prepaid Plan.

          (d) Cancellation. If a Customer under this Prepaid Plan cancels before
              ------------
the completion of the full six month "paid" term, then they will be treated as an Intuit Unlimited Package Plan customer (i.e., [*]/month for unlimited use) and refunded accordingly. By way of example, an existing Customer who canceled on or before the third anniversary date would be refunded [*]. A new Customer will receive credit for the first free month, so if they canceled on or before the third anniversary date they would be refunded [*] for the four remaining months that were not used.

          (e) Continuation of Services. When customers sign up for this Prepaid
              ------------------------
plan they will be notified that they will revert to Intuit's Unlimited Package Plan at the end of the subscription period (i.e., currently [*]/month for unlimited use).


Effective Date: October 15, 1996

INTUIT INC.                            CONCENTRIC NETWORK
                                       CORPORATION


By: /s/ WILLIAM HARRIS                 By: /s/ MICHAEL F. ANTHOFER
   ----------------------------           -----------------------------
Name: Bill Harris                      Name: Michael F. Anthofer
     --------------------------             ---------------------------
Title: Executive Vice President        Title: VP & CFO
      -------------------------              --------------------------

6220 Greenwich Drive                   10590 North Tantau Avenue
San Diego, CA 92122                    Cupertino, CA 95014

------------------
   [*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.